Exhibit 10.18

Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AND COLLABORATION AGREEMENT

BY AND BETWEEN

TAKEDA PHARMACEUTICAL COMPANY LIMITED

AND

OVID THERAPEUTICS INC.

JANUARY 6, 2017

i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4	Regulatory Costs and Expenses	31
5.5	Rights of Reference to Regulatory Materials	31
5.6	Labeling Information Exchange	31
5.7	Adverse Event Reporting and Safety Data Exchange	31
5.8	Regulatory Authority Communications Received by a Party	32
5.9	Audit/Inspection	33
5.10	Recalls and Voluntary Withdrawals	33

ARTICLE 6 – COMMERCIALIZATION		34

6.1	Commercialization in the Territory	34
6.2	Commercialization Plans	36
6.3	Commercialization Activities	36
6.4	Trademarks	38

ARTICLE 7 – MANUFACTURING		39

7.1	API	39
7.2	Finished Manufacture and Packaging	39
7.3	Manufacturing Plan	39
7.4	Manufacturing Responsibilities	39
7.5	Manufacturing Standards of Conduct	40
7.6	Manufacturing Records and Reports	40
7.7	Subcontracts; Affiliates	40
7.8	Clinical Supply Terms	41
7.9	Commercial Supply Terms	41

ARTICLE 8 – PAYMENT		41

8.1	Initial Payment and Milestone Payments	41
8.2	Sharing and Reconciliation of Expenses	43
8.3	Sharing of Operating Profits and Operating Losses Following Commercial Launch of the Product	44
8.4	Additional Indication Opt-Out; Opt-In; Changes to Contribution Allocation	44
8.5	Reconciliation and Settlement	45
8.6	Consistency with Accounting Treatment	46
8.7	Payment for Third Party Licenses	46
8.8	Exchange Rate	47
8.9	Taxes	47
8.10	Corrections to Calculations	48
8.11	Audit	48
8.12	Manner of Payment, Late Payment	48
8.13	Finance and Accounting Working Group	48

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9 – INTELLECTUAL PROPERTY MATTERS		49

9.1	Ownership of Inventions	49
9.2	Disclosure of Inventions	49
9.3	Prosecution of Patents	51
9.4	Patent Term Extensions	51
9.5	Orange Book Listing	51
9.6	Infringement of Patents by Third Parties	51
9.7	Infringement of Third Party Rights in the Territory	53
9.8	Patent Oppositions and Other Proceedings	54

ARTICLE 10 – REPRESENTATIONS AND WARRANTIES; COVENANTS		55

10.1	Mutual Representations and Warranties	55
10.2	Additional Representations and Warranties of Takeda	55
10.3	Additional Representations and Warranties of Ovid	57
10.4	Additional Representations, Warranties and Covenants of Both Parties	57
10.5	NO OTHER REPRESENTATIONS OR WARRANTIES	58

ARTICLE 11 – CONFIDENTIALITY		59

11.1	Nondisclosure	59
11.2	Exceptions	59
11.3	Authorized Disclosure	59
11.4	Terms of this Agreement	60
11.5	Publicity	60
11.6	Securities Filings	61
11.7	Relationship to Confidentiality Agreement	61
11.8	Equitable Relief	61
11.9	Publications	62

ARTICLE 12 – TERM AND TERMINATION		62

12.1	Term	62
12.2	Termination for Material Breach	62
12.3	Termination for Convenience	63
12.4	Suspension and Termination for Safety Reasons	63
12.5	Termination for Patent Challenge	63
12.6	Termination for Insolvency	63
12.7	Effects of Termination	64
12.8	Remedies	67
12.9	Survival	67

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 13 – DISPUTE RESOLUTION		68

13.1	Exclusive Dispute Resolution Mechanism	68
13.2	Resolution by Executive Officers	68
13.3	Litigation	68
13.4	Preliminary Injunctions	69
13.5	Payment Tolling	69
13.6	WAIVER OF RIGHT TO JURY TRIAL	69

ARTICLE 14 – INDEMNIFICATION		69

14.1	Indemnification by Ovid	69
14.2	Indemnification by Takeda	69
14.3	Indemnification Procedures	70
14.4	Insurance	71
14.5	LIMITATION OF LIABILITY	71

ARTICLE 15 – MISCELLANEOUS		71

15.1	Exports and Restrictions on Competition	71
15.2	Notice	72
15.3	Designation of Affiliates	72
15.4	Force Majeure	73
15.5	Assignment	73
15.6	Effect of Triggering Acquisition	73
15.7	Severability	74
15.8	English Language	74
15.9	Waiver and Non-Exclusion of Remedies	74
15.10	Further Assurance	74
15.11	Relationship of the Parties	74
15.12	Counterparts	75
15.13	Construction	75
15.14	Governing Laws	75
15.15	Entire Agreement	75
15.16	Headings	75

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) is made effective as of January 6, 2017 (the “Effective Date”) by and between Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan having its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”) and Ovid Therapeutics Inc., a company incorporated under the laws of the State of Delaware having its principal place of business at 1460 Broadway, New York, NY 10036, U.S.A. (“Ovid”). Ovid and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Takeda is a pharmaceutical company engaged in the research, development and commercialization of products useful in the amelioration, treatment or prevention of human diseases and conditions;

WHEREAS, Ovid is a biopharmaceutical company engaged in the research, development and commercialization of products to treat and/or cure orphan and rare diseases of the brain;

WHEREAS, the Parties desire to participate in a co-exclusive collaboration to develop and commercialize the Compound (as defined below) for the treatment (including prevention and diagnosis) of Orphan CNS Diseases (as defined below); and

WHEREAS, in connection with such collaboration, Ovid wishes to be granted, and Takeda desires to grant, a license under certain patents, patent applications, know-how, trademarks and other proprietary information related to the Products (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1    “Accounting Standards” means (a) with respect to Ovid, GAAP, consistently applied by Ovid, and (b) with respect to Takeda, IFRS, consistently applied by Takeda.

1.2    “Acquisition” means, with respect to a Party: (a) either (x) any Third Party or group acting in concert acquires the voting securities of such Party, or (y) the percentage ownership of a Third Party or group acting in concert in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and, in either case ((x) or (y)) immediately after such acquisition or increase, such Third Party or group is directly or indirectly the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of, voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of such Party; (b) the consummation of a merger, consolidation, recapitalization, or reorganization of such Party or an Affiliate of such Party, that would result in stockholders or equity holders of such Party, or an

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Affiliate of such Party, immediately prior to such transaction owning less than fifty percent (50%) of the outstanding securities of the surviving entity (or its direct or indirect parent entity) immediately following such transaction; (c) the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than pursuant to the transaction as described above or to an Affiliate; or (d) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets that relate to this Agreement or the Field; provided that neither of the following shall constitute an Acquisition: (i) a transaction or series of transactions in which a majority of the Board of Directors of such Party and a majority of the management of such Party remain at the company following the transaction or series of transactions; or (ii) a public offering of equity securities of such Party or any Affiliate of such Party pursuant to an effective registration statement under the Securities Act of 1933.

1.3    “Additional Indication” has the meaning set forth in Section 4.9.

1.4    “Additional Indication Development Expenses” has the meaning set forth in Section 8.4(a).

1.5    “Additional Indication Opt-Out” means an Opt-Out by a Party pursuant to Section 8.4.

1.6    “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.

1.7    “Agreement” has the meaning set forth in the preamble.

1.8    “Alliance Manager” means the employee appointed by each Party to coordinate and facilitate the communication, interaction and cooperation of the Parties pursuant to this Agreement.

1.9    “Ancillary Agreement” means the Stock Purchase Agreement, the Quality Agreement, the PVA and the Commercial Supply Agreement.

1.10    “API” means unformulated Compound in bulk form.

1.11    “Applicable Laws” means all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Governmental Authority, including the Federal Food, Drug and Cosmetic Act, (21 U.S.C. § 301 et seq.) (the “FFDCA”), U.S. Patent Act (35 U.S.C. § 1 et seq.),

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Federal Civil False Claims Act (31 U.S.C. § 3729 et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.) (and all applicable statutory exceptions and safe harbors), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), and the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.

1.12    “Back-Up Compound” has the meaning set forth in Section 4.6(c).

1.13    “Bankruptcy Laws” has the meaning set forth in Section 12.6(b).

1.14    “Bayh-Doyle Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations.

1.15    “Breaching Party” has the meaning set forth in Section 12.2(a).

1.16    “Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in the State of New York, U.S., or Japan, are authorized or obligated by Applicable Laws to close.

1.17    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.18    “Calendar Year” means each twelve (12) month period ending on December 31; provided that: (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2017; and (b) the last Calendar Year of the Term shall end on the date of expiration or termination of this Agreement.

1.19    “CGB” has the meaning set forth in Section 2.1.

1.20    “Claim” has the meaning set forth in Section 14.1.

1.21    “Clinical Trial” means any human clinical study or trial of a pharmaceutical product in the Field in the Territory.

1.22    “Collaboration Year” means each twelve (12) month period ending on December 31; provided that: (a) the first Collaboration Year of the Term shall begin on the Effective Date and end on December 31, 2017; and (b) the last Collaboration Year of the Term shall end on the date of expiration or termination of this Agreement.

1.23    “Commercial Supply Agreement” has the meaning set forth in Section 7.9.

1.24    “Commercialize” or “Commercialization” means all activities undertaken in support of the promotion, marketing, sale and distribution (including importing, exporting,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

transporting, customs clearance, warehousing, invoicing, handling and delivering the Products to customers, as well as pharmacovigilance) of the Products in the Field in the Territory, including sales force efforts, detailing, advertising, marketing, the creation and approval of Promotional Materials, sales and distribution, pricing, customer and government contracting, and medical affairs, including medical education, medical information, clinical science liaison activities, and health economics and outcomes research, but excluding publications and investigator-initiated research studies. “Commercialize” means to engage in Commercialization activities, and “Commercial” means relating to Commercialization.

1.25    “Commercialization Budget” means the detailed budget for Commercialization Expenses estimated by the Parties for all Commercialization activities proposed for the following [*], or for such longer period as the JCC may determine, and that is included within the Commercialization Plan, as such budget may be amended or updated from time to time in accordance with Article 2. For clarity, only the [*] of a Commercialization Budget, once approved by the JCC or CGB, will be deemed to be binding, and the [*] shall only be a good faith estimate of expected Commercialization Expenses, except as set forth in Section 2.6(a).

1.26    “Commercialization Expenses” means those Third Party Expenses incurred by a Party, or for its account, after the Effective Date and expenses of FTEs, calculated at the FTE Rate, to the extent directly and reasonably allocable to the Commercialization of Products (whether incurred prior to or after receipt of Marketing Approval) and that are consistent with the Commercialization Budget (subject to Section 8.2(c)), including [*]. Commercialization Expenses include [*], but do not include [*]. Notwithstanding the foregoing, Commercialization Expenses do not include (a) [*], (b) [*], (c) [*], (d) [*], and (e) [*]. The determination of each Party’s Commercialization Expenses shall be in accordance with the applicable Accounting Standard.

1.27    “Commercialization Plan” means a plan prepared by the Parties pursuant to Section 6.1(c) containing an overview of the general strategy for the Commercialization of the Products in the Field in the Territory.

1.28    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken hereunder, [*] to accomplish such objective, activity or decision [*] accomplish a similar objective, activity or decision under similar circumstances, it being understood and agreed that with respect to the Development, Manufacture, seeking and obtaining Regulatory Approval, or Commercialization of Compounds or Products, [*], which compound or product, as applicable, [*] taking into account: (a) [*]; (b) [*]; (c) [*]; and (d) [*]. In determining Commercially Reasonable Efforts, each Party shall consider in good faith the Parties’ desire to (i) [*]; and (ii) [*].

1.29    “Committee” has the meaning set forth in Section 2.1(e).

1.30    “Competing Product” means a product or compound or combination of compounds and products directed against the Program Target as its primary, intended mode of action.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.31    “Compound” means the chemical compound known as TAK-935, which is understood as of the effective date to be a modulator of the Program Target (the “Lead Compound”), and [*]. For clarity, “Compound” includes any chemical compound with the chemical structure attached hereto as Exhibit A[*].

1.32    “Confidential Information” means all non-public or proprietary Information disclosed by a Party to the other Party under this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Regulatory Authority, data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Without limiting the foregoing, Confidential Information shall include: (a) the terms and conditions of this Agreement; and (b) Confidential Information disclosed by either Party pursuant to the Confidentiality Agreement.

1.33    “Confidentiality Agreement” means the confidentiality agreement between Ovid and Takeda’s Affiliate, Takeda Development Center Americas, Inc., dated June 23, 2015 (as amended).

1.34    “Contribution Allocation” means, with respect to each Party as of the end of a given Calendar Quarter and with respect to the aggregate Operating Profit (or Loss) in the Territory, the ratio (expressed as a percentage) for such Party calculated by the formula [*], where:

(a)    “[*]” means [*];

(b)    “[*]” means [*];

(c)    “[*]” means [*]; and

(d)    “[*]” means [*].

1.35    “Control” means, with respect to any Information, Patent, trademark or other intellectual property right, ownership or possession by a Party, including its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense (on the terms set forth herein) to such Information, Patent, trademark or other intellectual property right without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such access, license or sublicense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.36    “Core Orphan Territories” means the United States, Canada, the European Union and Israel.

1.37    “Covered Acquirer” means a Third Party Acquirer that had gross revenues in excess of [*] during the prior Calendar Year and that is engaged materially in the commercialization of products for the treatment or prevention of [*]; provided, however, that “Covered Acquirer” shall in no event include any Third Party Acquirer that derives [*].

1.38    “Development” means all non-clinical and clinical drug development activities, including toxicology, pharmacology, and other non-clinical efforts, statistical analysis, the performance of Clinical Trials, including the Manufacturing of the Products for use in the Clinical Trials, Manufacturing Development, or other activities reasonably necessary in order to obtain or maintain, Regulatory Approval of Products in the Field in the Territory, as detailed in a Development Plan for the Products. “Development” shall exclude all Commercialization activities. When used as a verb, “Develop” means to engage in Development activities.

1.39    “Development Budget” means the detailed budget for Development Expenses estimated by the Parties for all Development activities proposed for the following [*], or for such longer period as the JDC may determine, and that is included within the Development Plan, as such budget may be amended or updated from time to time in accordance with Article 2. For clarity, only the [*] of a Development Budget will be deemed to be binding, once approved by the JDC or CGB, and the [*] shall only be a good faith estimate of expected Development Expenses, except as set forth in Section 2.6(a).

1.40    “Development Expenses” means all Third Party Expenses incurred for the Territory by the Parties after the Effective Date and reasonably allocable to the Parties’ activities under and in conformance with the Development Plan and the Development Budget (subject to Section 8.2(c)), including: (a) [*], but excluding [*]; (b) [*]; (c) [*]; (d) other expenses approved as part of the Development Plans by the CGB; (e) [*]; and (f) [*]; plus expenses for FTEs, calculated at the FTE Rate, to the extent incurred directly and reasonably allocable to a Party’s performance of the Development activities for which it is responsible under the Development Plan.

1.41    “Development Plan” means a detailed written plan prepared and mutually agreed by the Parties that identifies the Development objectives, timeline and activities to be conducted pursuant to this Agreement with respect to the Products in each of the three Initial Indications, and each Additional Indication, if any.

1.42    “Direct Expenses” means those material and labor and services expenses [*]. Direct labor expenses include [*]. Direct service expenses include [*].

1.43    “Disclosing Party” has the meaning set forth in Section 11.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.44    “Dispute” has the meaning set forth in Section 13.1.

1.45    “Distributor” means a Third Party distributor of the Product in the Territory.

1.46    “Drug Product” means a Product that has been manufactured into a final pharmaceutical product, including drug substance (e.g., tablets or granules) for administration to humans in accordance with Applicable Laws, but has not been Packaged for use in Clinical Trials or Commercialization.

1.47    “Effective Date” has the meaning set forth in the preamble.

1.48    “EMA” means the European Medicines Agency, or any successor agency thereto.

1.49    “European Union” or “EU” means the European Union member states (including the United Kingdom) as of the Effective Date, and Iceland, Liechtenstein, Norway and Switzerland.

1.50    “Executive Officers” means, with respect to Takeda, the head or chief officer of the department at Takeda handling the applicable matter, and, with respect to Ovid, the Chief Executive Officer.

1.51    “Exploit” or “Exploitation” means to research, make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve or otherwise dispose of.

1.52    “Extended Ovid Territory” has the meaning set forth in Section 6.1(a)(ii).

1.53    “Extended Takeda Territory” has the meaning set forth in Section 6.1(b)(ii).

1.54    “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.55    “Filing Party” has the meaning set forth in Section 5.2(a).

1.56    “Field” means the treatment (including prevention and diagnosis) of Orphan CNS Diseases, including, without limitation, the Initial Indications.

1.57    “Finance Officers” has the meaning set forth in Section 8.5(a).

1.58    “Finished Manufacture” means all activities related to the formulation and filling of API (but excluding any Packaging activities) into Drug Product form suitable for use in Clinical Trials or Commercialization (i.e., bottles or blisters), in accordance with Applicable Laws.

1.59    “Finished Product” means Drug Product that has been Packaged into form suitable for use in clinical trials or for commercial purposes (i.e., bottles or blisters), including samples, in accordance with Applicable Laws.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.60    “First Dosing” has the meaning set forth in Section 1.147.

1.61    “Force Majeure” means any event beyond the reasonable control of the affected Party including, but not limited to, embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, fire, floods, earthquakes or other acts of nature; or acts, omissions or delays in acting by any governmental authority (including, but not limited to, the refusal of the competent government agencies to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party), and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.62    “FTE” means the equivalent of a full-time employee’s work time actually spent on the performance of activities under this Agreement over a twelve (12) month period (including normal vacations, sick days and holidays) based on one thousand eight hundred (1,800) hours worked per twelve (12)-month period. Each employee utilized by a Party in connection with its performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee. For the avoidance of doubt, FTE only applies to employees of a Party, and does not apply to contractors of a Party.

1.63    “FTE Rate” means [*] per FTE. The FTE Rate shall be deemed to include costs of salaries, benefits, supplies, other employee costs, facility costs, depreciation and supporting general and administration allocations. The FTE Rate will be increased by [*] of the then-current FTE Rate on January 1, 2018 and each subsequent Calendar Year.

1.64    “Funding Party” has the meaning set forth in Section 8.2(a)(ii).

1.65    “GAAP” means generally accepted accounting principles current in the U.S. at the time in question.

1.66    “Good Clinical Practices,” “GCP” or “cGCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA, including those set forth in the guidelines titled “Guidance for Industry, E6 Good Clinical Practice: Consolidated Guidance,” and related regulatory requirements imposed by the FDA and comparable Applicable Laws related to clinical practices and pharmaceutical materials and as they may be updated from time to time.

1.67    “Good Laboratory Practices,” “GLP,” or “cGLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA, including those set forth in 21 C.F.R. Part 58, and related regulatory requirements imposed by the FDA and comparable Applicable Laws related to laboratory practices and pharmaceutical materials and as they may be updated from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.68    “Good Manufacturing Practices,” “GMP,” or “cGMP” means the then-current good manufacturing practices required by the FDA, including those set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws related to the manufacture and testing of pharmaceutical materials and as they may be updated from time to time.

1.69    “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.70    “IFRS” means the International Financial Reporting Standards as promulgated by the International Standards Accounting Board and as they may be updated for time to time.

1.71    “IISR” has the meaning set forth in Section 6.3(d).

1.72    “IND” means an Investigational New Drug application as defined in the FFDCA, as amended, and applicable regulations promulgated hereunder by the FDA, or a clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.73    “Indemnifying Party” has the meaning set forth in Section 14.3(a).

1.74    “Indemnitee” has the meaning set forth in Section 14.3(a).

1.75    “Information” means information; Inventions; discoveries; compounds; compositions; formulations; formulas; practices; procedures; processes; methods; knowledge; trade secrets; technology; techniques; designs; drawings; correspondence; computer programs; documents; apparatus; results; strategies; regulatory documentation; information and submissions pertaining to, or made in association with, filings with any Regulatory Authority or patent office; data, including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data and descriptions; devices; assays; chemical formulations; specifications; material, product samples and other samples; physical, chemical and biological materials and compounds; and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable.

1.76    “Initial Indications” means, as to the Compound: (a) Dravet Syndrome (DS); (b) Tuberous Sclerosis (TSC); and (c) Lennox-Gastaut Syndrome (LGS).

1.77    “Initial Milestone Payment” has the meaning set forth in Section 8.1(b)(i).

1.78    “Inventions” means any and all inventions, discoveries and developments, whether or not patentable, made, conceived or reduced to practice in the course of performance of this Agreement that are necessary or useful in the Exploitation of the Compound or a Product, whether made, conceived or reduced to practice solely by, or on behalf of, Takeda, Ovid, the Parties jointly, or any Affiliate of the same.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.79    “JCC” has the meaning set forth in Section 2.3.

1.80    “JDC” has the meaning set forth in Section 2.2.

1.81    “JMC” has the meaning set forth in Section 2.4.

1.82    “Joint Indication” has the meaning set forth in Section 6.1(b)(iii).

1.83    “Joint Inventions” has the meaning set forth in Section 9.1.

1.84    “Joint Patent” has the meaning set forth in Section 9.1.

1.85    “Joint Territory” has the meaning set forth in Section 6.1(b)(iii).

1.86    “Knowledge” means, as applied to a Party, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that a person holding a position listed in Exhibit B knew of such fact or other matter.

1.87    “Labeling” means the healthcare professional information or patient information used in the Territory that is part of the Product NDA, including the package insert, medication guides, company core safety information (CCSI) and company core data sheet (CCDS).

1.88    “Lead Compound” has the meaning set forth in the definition of “Compound”.

1.89    “Listed Patents” means the Patents set forth on Exhibit C.

1.90    “Losses” has the meaning set forth in Section 14.1.

1.91    “Manufacture” means all activities related to the manufacturing of Drug Product, including the manufacture of any ingredient used therein (including API), for Development or Commercialization in the Territory, in-process and Drug Product testing, validation, release of Drug Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Drug Product, ongoing stability tests and regulatory activities related to any of the foregoing. For the avoidance of doubt, Manufacturing shall include Finished Manufacturing of Drug Product, but shall not include the Packaging of Drug Product into Finished Product for use in Clinical Trials or Commercialization.

1.92    “Manufacturing Development” means any of the following with respect to the Compound or a Product: manufacturing process development, process improvements and any analytical development or validation associated with such development or improvements.

1.93    “Manufacturing Expenses” means: (a) with respect to a Compound or a Product that is Manufactured or Packaged by a Third Party, the actual purchase price paid by a Party or its Affiliate to such Third Party for such Compound or Product; and (b) with respect to a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Compound or a Product that is Manufactured or Packaged directly by a Party or its Affiliate, the Direct Expenses incurred in connection with the Manufacture or Packaging of the Compound or the Product, facility expenses including [*]. Manufacturing Expenses shall not include any: (i) [*]; (ii) [*]; (iii) [*], or (iv) [*].

1.94    “Manufacturing Plan” has the meaning set forth in Section 7.3.

1.95    “Marketing Approval” means with respect to a country, all Regulatory Approvals required to market and sell the Product in such country as granted by the relevant Regulatory Authority, including and any such pricing, labeling or reimbursement approvals, as applicable.

1.96    “Milestone Shares” means: (a) unregistered shares of the series of Ovid’s preferred stock most recently issued by Ovid if Ovid’s common stock is not listed for trading on a national securities exchange at the time of issuance of the Milestone Shares (Ovid being in such case, a “Private Company”); or (b) unregistered shares of Ovid’s common stock if Ovid’s common stock is listed for trading on a national securities exchange at the time of the issuance of the Milestone Shares (Ovid being in such case, a “Publicly Traded Company”).

1.97    “Milestone Shares Price” means: (a) if Ovid is a Private Company, the purchase price per share of the series of Ovid’s preferred stock most recently issued by Ovid in a private placement with a principal purpose of capital raising; or (b) if Ovid is a Publicly Traded Company, the closing bid price of Ovid’s common stock as reported on the applicable securities exchange on the date of the issuance of the Milestone Shares (provided that, if there is more than one such securities exchange, Ovid shall designate the appropriate securities exchange for purposes of determining the Milestone Shares Price).

1.98    “NDA” means a New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the FFDCA, as amended, and the regulations promulgated thereunder, submitted to the FDA pursuant to Part 314 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto or an application for Regulatory Approval of a product filed with a Regulatory Authority in any jurisdiction outside the U.S.

1.99    “Net Sales” means, with respect to any Product, the gross amounts invoiced by a Party, its Affiliates and its respective sublicensees for sales of such Product to unaffiliated Third Parties, less the following deductions (to the extent not already included by such Party in Commercialization Expenses or Manufacturing Expenses), to the extent reasonable and customary, provided to unaffiliated entities and actually allowed and taken with respect to such sales:

(a)    cash, trade or quantity discounts, charge-back payments, and rebates actually granted to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local government;

(b)    credits, rebates or allowances actually allowed upon prompt payment or on account of claims, damaged goods, rejections or returns of such Product, including in connection with recalls, and the actual amount of any write-offs for bad debt up to [*] of gross invoiced amounts in any period (provided that any amount subsequently recovered will be treated as Net Sales), and retroactive price reductions;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)    packaging, freight, postage, shipping, transportation, warehousing, handling and insurance charges, in each case actually allowed or paid for delivery of such Product, and any customary payments with respect to the Product actually made to wholesalers or other distributors (including any specialty pharmacies), in each case actually allowed or paid for distribution and delivery of Product, to the extent billed or recognized;

(d)    taxes (other than income taxes), duties, tariffs, mandated contribution or other governmental charges levied on the sale of such Product, including VAT, excise taxes, sales taxes and that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended), that Party, its Affiliates or (sub)licensees, as applicable, allocate to sales of such Product in accordance with the Party’s, its Affiliates’ or (sub)licensees’ standard policies and procedures consistently applied across its products, as applicable; and

(e)    any sales, credits or allowances given or made with respect to Products for wastage replacement, indigent patient, Clinical Trial and any unpaid compassionate or named patient, charitable or humanitarian programs.

Notwithstanding the foregoing, amounts invoiced by the Party, its Affiliates, or its respective sublicensees for the sale of such Product among the Party, its Affiliates or its respective sublicensees for resale shall not be included in the computation of Net Sales hereunder. In any event, any amounts invoiced by the Party, its Affiliates, or its sublicensees shall be accounted for only once. For purposes of determining Net Sales, a Product shall be deemed to be sold when recorded as a sale by the Party, its Affiliates and its sublicensees in accordance with the applicable Accounting Standard. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales. Net Sales shall exclude any samples of Product transferred or disposed of at no expense for promotional or educational purposes. For the avoidance of doubt, and for all purposes under this Agreement, Net Sales shall be accounted for in accordance with standard accounting practices, as practiced by the Party, its Affiliates and its sublicensees in the relevant country in the Territory, but in any event in accordance with the applicable Accounting Standard, as consistently applied in such country in the Territory.

The Net Sales of any combination Product:

(x)    for which the original Product and the other active ingredient(s) of such combination Product which are not included in the single active original Product, are each sold separately by the Party, or any of its Affiliates or sublicensees, in such country, then Net Sales for such combination Product in such country shall be calculated by multiplying actual Net Sales of such combination Product in such country by the fraction A/(A+B), where A is the average Net Sales price of the original Product containing the single active ingredient(s) as sold separately by the Party or any of its Affiliates or sublicensees in such country, and B is the average net sales (calculated in a manner analogous to the manner in which Net Sales are calculated as set forth above) price of the other active ingredient(s) in the combination Product as sold separately by the Party or any of its Affiliates or sublicensees in such country;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(y)    for which (i) the single active ingredient of the original Product of such combination Product is/are sold separately by the Party or any of its Affiliates or sublicensees in such country and (ii) the other active ingredient(s) in the combination Product is/are not sold separately by the Party or any of its Affiliates or sublicensees in such country, then Net Sales for such combination Product in such country shall be calculated by multiplying actual Net Sales of such combination Product in such country by the fraction A/D, where A is the average Net Sales price of the original Product containing the single active ingredient of the Product as the only active ingredient(s), as sold separately by the Party or any of its Affiliates or sublicensees in such country, and D is the average Net Sales price of the combination Product as sold separately by the Party or any of its Affiliates or sublicensees in such country; and

(z)    for which neither clause (x) nor clause (y) above is applicable, the Parties shall determine Net Sales for such combination Product in such country by mutual agreement based on the relative contribution of the single active ingredient in the original Product and the other active ingredient(s) in the combination Product.

1.100    “Non-Breaching Party” has the meaning set forth in Section 12.2(a).

1.101    “Non-Filing Party” has the meaning set forth in Section 5.2(a).

1.102    “Oceania” means the islands of the tropical Pacific Ocean, including Australia, New Zealand, Micronesia, the Malay Archipelago, Melanesia and Polynesia.

1.103    “Operating Profit (or Loss)” means, for a given period of time, Net Sales of Products during such period, less the Commercialization Expenses incurred by both Parties and their Affiliates that are reasonably and directly allocable to the Commercialization of the Product in accordance with Accounting Standards. For sake of clarity, Operating Profit (or Loss) shall be determined prior to application of any income taxes, and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.104    “Opt-In” means the election by a Party, following that Party’s exercise of an Additional Indication Opt-Out, to resume full participation in the Development of the applicable Additional Indication, together with such Party’s payment of all Additional Indication Development Expenses and the premium relating to such Additional Indication, all in accordance with Section 8.4.

1.105    “Opt-Out” means the election by a Party, in accordance with the terms hereof, not to participate in certain Development and/or Commercialization activities hereunder, and not to bear certain Development Expenses and Commercialization Expenses related to such activities. An Opt-Out may be either an Additional Indication Opt-Out or a Territory Opt-Out.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.106    “Orphan CNS Diseases” means a CNS or neurological disease or disorder that affects fewer than two hundred thousand (200,000) people in the U.S.

1.107    “Orphan CNS Indication” means the prevention, diagnosis and/or treatment of one or more Orphan CNS Diseases.

1.108    “Ovid” has the meaning set forth in the preamble.

1.109    “Ovid House Marks” means the Ovid name and logo in all forms.

1.110    “Ovid Indemnitee” has the meaning set forth in Section 14.2.

1.111    “Ovid Intellectual Property” means, collectively, Ovid Know-How, Ovid Patents, Ovid House Marks and Ovid’s interest in any Product Trademarks.

1.112    “Ovid Inventions” has the meaning set forth in Section 9.1.

1.113    “Ovid Know-How” means all Information that: (a) is Controlled by Ovid during the Term; and (b) either (i) is reasonably necessary to Exploit the Compound or a Product in the Field in the Territory or (ii) is used by Ovid during the Term in the Exploitation of a Compound or a Product in the Field.

1.114    “Ovid Patents” means all Patents that: (a) are Controlled by Ovid during the Term; and (b) are reasonably necessary to Exploit the Compound or a Product in the Field in the Territory.

1.115    “Ovid Infringement” has the meaning set forth in Section 9.6(b)(iii).

1.116    “Ovid Territory” means the Core Orphan Territories and, if applicable pursuant to Section 6.1(a)(ii), those countries in the ROW Territory that comprise the Extended Ovid Territory.

1.117    “Packaging” means all activities related to the packaging and application of the approved Labeling for Finished Product.

1.118    “Packaged” means that Drug Product has been subject to complete Packaging.

1.119    “Party” has the meaning set forth in the preamble.

1.120    “Patents” means all patents in any jurisdiction, including any utility or design patent, and all applications thereof, including any provisional application; any other patent or patent application claiming priority directly or indirectly to: (a) any such specified patent or patent application; or (b) any patent or patent application from which such specified patent or patent application claim direct or indirect priority; and (c) all divisionals, continuations, continuations-in-part, registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of (a) or (b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.121    “Patent Term Extension” means any term extensions, supplementary protection certificates and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patents.

1.122    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.123    “Phase III Trial” means a study in humans of the efficacy and safety of the Product, that is prospectively designed to demonstrate statistically whether the Product is effective and safe for use in a particular indication in a manner sufficient to file for Marketing Approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c).

1.124    “Phase IV Trial” means a clinical trial of a Product, including pharmacokinetic studies, that: (a) is not required in order to obtain Regulatory Approval of an indication; and (b) either: (i) is required by the Regulatory Authority to be conducted on or after the Regulatory Approval of an indication; or (ii) is conducted voluntarily to enhance marketing or scientific knowledge of the product (e.g., providing additional drug profile, safety data or marketing support information, or supporting expansion of product labeling).

1.125    “POM” means the demonstration, with respect to a given drug: (i) [*], (ii) [*], (iii) [*], and (iv) [*], in each case as further defined in the Development Plan.

1.126    “POM Study” means a Clinical Trial of the Compound intended to demonstrate POM of such Compound in a given Orphan CNS Indication.

1.127    “Post-Termination Royalty Rate” means (a) [*] if termination hereunder occurs before [*]; (b) [*] if such termination occurs after [*] but on or before [*]; and (c) [*] if such termination occurs at any time thereafter; provided that (i) if the Agreement is terminated [*], the foregoing percentages shall be [*]; and (ii) if a Product is subject to generic competition in a country, then, beginning with the calendar month following the [*] period during which the volume (based on unit sales) of all generic products exceeds [*] of the total sales volume of a Product and such generic products in such country, the Post-Termination Royalty Rate shall be reduced to [*] in such country.

1.128    “Private Company” has the meaning set forth in the definition of “Milestone Shares.”

1.129    “Product” means any pharmaceutical product comprising (a) the Lead Compound, or any other Compound, as the therapeutically active agent, either alone or in combination with other therapeutically active ingredients, in any formulation or mode of administration; and (b) the applicable delivery device that is intended to deliver such Compound, if any.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.130    “Product Complaint” means all data that comes to the attention of either Party, its Affiliates or its sublicensees, concerning any dissatisfaction regarding a Product of such a nature and magnitude that it is required under Applicable Laws to be collected, maintained and reported to a Regulatory Authority, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

1.131    “Product IND” means any IND filed in the Territory related to a Product, whether in existence as of the Effective Date or filed with a Regulatory Authority during the Term, including any supplements or amendments thereto. The Product INDs as of the Effective Date are set forth on Exhibit D.

1.132    “Product Infringement” has the meaning set forth in Section 9.6(b)(vi).

1.133    “Product Liabilities” means all losses, damages, fees, costs and other liabilities incurred by a Party, its Affiliate or its sublicensee and resulting from or relating to the any use of a Compound and/or a Product in a human (including in Clinical Trials and/or pursuant to Commercialization) in the Territory, other than any losses, damages, fees, costs and other liabilities that are a result of a Party’s, its Affiliates’ or its sublicensee’s negligence, willful misconduct or breach of such Party’s representations and warranties made hereunder. For the avoidance of doubt, Product Liabilities include reasonable attorneys’ and experts’ fees and costs relating to any claim or potential claim against a Party, its Affiliate, or its sublicensee. Product Liabilities shall not include liabilities associated with recalls and/or the voluntary or involuntary withdrawal of the Compound and/or a Product.

1.134    “Product NDA” means any NDA filed in the Territory seeking Marketing Approval for a Product in the Field or any indication in the Field, filed with a Regulatory Authority during the Term, including any supplements or amendments thereto.

1.135    “Product Trademarks” mean, collectively, all trademarks used in connection with the Commercialization of a Product that are Controlled either by Takeda or Ovid as of the Effective Date or during the Term.

1.136    “Program Target” means Cholesterol 24-hydroxylase (CH24H)[*].

1.137    “Promotional Materials” means all written, printed, graphic, electronic, audio or video presentations of information, including journal advertisements, sales visual aids, formulary binders, reprints, direct mail, direct-to-consumer advertising, disease awareness materials, internet postings, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items, if appropriate) intended for use or used by or on behalf of a Party, its Affiliates or its sublicensees in connection with the Commercialization of a Product in the Territory.

1.138    “Publicly Traded Company” has the meaning set forth in the definition of “Milestone Shares.”

1.139    “PVA” has the meaning set forth in Section 5.7(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.140    “Quality Agreement” has the meaning set forth in Section 7.8.

1.141    “Receiving Party” has the meaning set forth in Section 11.1.

1.142    “Region” means (a) the United States, (b) Japan, (c) the European Union, (d) Canada, (e) Brazil, (f) Latin America, other than Brazil, (g) Central America, (h) Israel, (i) MENA (Middle East and North Africa), other than Israel, (i) Africa, other than MENA, (j) China, (k) South Korea, (l) India, (m) Oceania, and (n) Asia, other than Japan, China, South Korea, India and Oceania.

1.143    “Regulatory Approval” means any approval or authorization, including pricing and reimbursement approvals, of any Regulatory Authority that is necessary for the manufacture, use, storage, import, transport and/or sale of a Product in accordance with Applicable Laws.

1.144    “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval, including in the U.S., the FDA and any other applicable Governmental Authority in the U.S. having jurisdiction over a Product; in the EU, the EMA or any competent Government Authority in the EU, and in Israel, the Israeli Ministry of Health or any competent Government Authority in Israel.

1.145    “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Regulatory Approvals or other submissions, including any written correspondence or meeting minutes, made to, made with, or received from the FDA that are necessary or reasonably desirable in order to Develop, Manufacture, market, sell or otherwise Commercialize a Product in the Territory. Regulatory Materials include the Product INDs and the Product NDAs, and amendments and supplements thereto.

1.146    “ROW Territory” means those countries in the Territory other than Japan and the Core Orphan Territory countries. For clarity, once a country becomes a country within the Extended Takeda Territory or the Extended Ovid Territory it shall cease to be a country within the ROW Territory.

1.147     “Safety Issue” has the meaning set forth in Section 12.4.

1.148    “SEC” means the Securities and Exchange Commission.

1.149    “Stock Purchase Agreement” means the stock purchase agreement, by and between the Parties, dated as of the Effective Date.

1.150    “Suspension” has the meaning set forth in Section 12.4.

1.151    “Take the Lead” means, with respect to a particular Party, that such Party is primarily responsible for, and has the authority to make, all day-to-day operational decisions, in accordance with the Development Plan and Commercialization Plan; provided that the Parties shall consult with each other with respect to any matters as requested by either Party. For the avoidance of doubt, if a decision made or to be made by the Party responsible for Taking the Lead is challenged by the other Party, the Parties will discuss the issue in good faith and any dispute will be referred to the appropriate Committee for resolution in accordance with Section 2.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.152    “Takeda” has the meaning set forth in the preamble.

1.153    “Takeda Divestiture Notice” has the meaning set forth in Section 3.6.

1.154    “Takeda House Marks” means the Takeda name and logo in all forms.

1.155    “Takeda Indemnitee” has the meaning set forth in Section 14.1.

1.156    “Takeda Intellectual Property” means, collectively, Takeda Know-How, Takeda Patents, Takeda House Marks and Takeda’s interest in any Product Trademarks.

1.157    “Takeda Inventions” has the meaning set forth in Section 9.1.

1.158    “Takeda Know-How” means all Information as of the Effective Date or during the Term that (a) is Controlled by Takeda; and (b) either (i) is reasonably necessary to Exploit the Compound or a Product in the Field in the Territory or (ii) is (or was) used by Takeda during the Term or prior to the Effective Date in the Exploitation of a Compound or a Product.

1.159    “Takeda Patents” means all Patents in the Territory Controlled by Takeda as of the Effective Date or during the Term that: (a) claim the composition of matter of, or the method of making or using, a Product; or (b) are otherwise reasonably necessary to Exploit the Compound or a Product in the Field in the Territory. The Takeda Patents as of the Effective Date are set forth on Exhibit C.

1.160    “Takeda Infringement” has the meaning set forth in Section 9.7(b)(i).

1.161    “Takeda Territory” means Japan and, if applicable pursuant to Section 6.1(b)(ii), those countries in the ROW Territory that comprise the Extended Takeda Territory.

1.162    “Term” has the meaning set forth in Section 12.1.

1.163    “Territory” means worldwide.

1.164    “Territory Opt-Out” has the meaning set forth in Section 6.1(c).

1.165    “Territory Party” has the meaning set forth in Section 6.1(c).

1.166    “Territory Royalty” means a percentage to be determined by the CGB prior to the first Commercial Sale of the Product in an Additional Indication in such country.

1.167    “Third Party” means a Person other than Takeda and Ovid and their respective Affiliates.

1.168    “Third Party Acquirer” has the meaning set forth in Section 15.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.169    “Third Party Expenses” means net payments made to a Third Party for services and/or goods provided in connection with the activities contemplated under the Development Plan or the Commercialization Plan. The Parties agree that deductions from payments, such as rebates, credits or discounts, that are not otherwise allocated to Commercialization Expenses and Development Expenses relating to Compounds or Products will be allocated to the Compounds or Products in a systematic and reasonable manner in accordance with the applicable Party’s customary accounting practices.

1.170    “Triggering Acquisition” has the meaning set forth in Section 15.6(c).

1.171    “Withdrawal Notice” has the meaning set forth in Section 2.7.

1.172    “Withdrawing Party” has the meaning set forth in Section 2.7.

ARTICLE 2 – OVERVIEW; MANAGEMENT

2.1    Collaboration Governance Board. In accordance with Section 2.5(c)(i), the Parties shall promptly establish and convene a Collaboration Governance Board (the “CGB”) for the overall coordination and oversight of the Parties’ activities under this Agreement. The CGB shall consist of representatives of each Party, and shall operate by procedures, as set forth in Section 2.5. Each Party’s representatives to the CGB shall be responsible for providing the relevant individuals or governance bodies of such Party with updates regarding the Parties’ activities under the Agreement. Except as otherwise provided herein, the role of the CGB shall be:

(a)    to set the overall strategic direction relating to the Development of the Compounds and Commercialization of the Products;

(b)    to review, discuss and approve the Development Plan (including: (i) [*]; (ii) [*]; (iii) [*]; and (iv) any proposed amendments or revisions to the Development Plan);

(c)    to review and approve the Commercialization Plan in the Territory, and any proposed amendments or revisions to the Commercialization Plan;

(d)    to review and approve the general strategy related to [*];

(e)    to establish and oversee any committee, working group or subcommittee (each, a “Committee”), as needed to further the purposes of this Agreement;

(f)    to resolve any disputes arising within the Committees, including those disputes escalated from the JDC and JCC as provided herein;

(g)    to review and approve [*];

(h)    to review and approve [*];

(i)    to review [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j)    to review and approve the Manufacturing Plan; and

(k)    to approve or decide such other matters as expressly provided herein.

2.2    Joint Development Committee. In accordance with Section 2.5(c)(ii), the Parties shall promptly establish and convene a joint development Committee (the “JDC”) for the overall coordination and oversight of the Parties’ Development of the Product in the Field under this Agreement as provided in the Development Plan. The JDC shall consist of representatives of each Party, and shall operate by procedures, as set forth in Section 2.5. The role of the JDC shall be:

(a)    to facilitate the exchange of information between the Parties under this Agreement with respect to their Development-related activities thereunder, including, and to the extent necessary, for each Party to perform its obligations under this Agreement;

(b)    to review and discuss the Development Plan, including the corresponding Development Budget, and all amendments and updates thereto, and to recommend such plan to the CGB for approval;

(c)    to review and discuss regulatory activities and strategy, so that both Parties are fully informed of and involved in review of Regulatory Materials (including Labeling) in advance of submission to any Regulatory Authority;

(d)    to review [*];

(e)    to monitor, review, coordinate, discuss and provide the CGB with update and other information regarding the overall progress of Development under this Agreement (including the status of clinical trials, each Party’s capabilities and funding resources); and

(f)    to establish, subject to authority provided by the CGB, such working teams or subcommittees and to perform such other functions as are appropriate to further the purposes of this Agreement (including a team of regulatory representatives from each Party to manage regulatory matters hereunder in accordance with Article 5, and a team of intellectual property representatives from each Party to set intellectual property strategy subject to Article 9), as determined by the Parties in writing.

2.3    Joint Commercialization Committee. In accordance with Section 2.5(c)(iii), the Parties shall promptly establish and convene a joint commercialization Committee (the “JCC”) for the overall coordination and oversight of the Parties’ Commercialization of the Product in the Field under this Agreement. The JCC shall consist of representatives of each Party, and shall operate by procedures, as set forth in Section 2.5. The role of the JCC shall be:

(a)    to establish the overall commercial strategy (including the pricing strategy) for the Product in the Field in the Initial Indications, and any Additional Indications throughout the Territory;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    to review and comment on the Commercialization Plan, including the corresponding Commercialization Budget, and all updates thereto (including market research and other commercial data), and to recommend such plan to the CGB for approval;

(c)    to monitor, review, coordinate, discuss and provide the CGB with updates and other information regarding the overall progress of Commercialization under this Agreement;

(d)    to discuss [*].

(e)    to discuss [*];

(f)    to review and evaluate safety issues raised by the safety or pharmacovigilance teams of either Party, or any safety or pharmacovigilance working group created hereunder; and

(g)    to establish, subject to authority provided by the CGB, such working teams or subcommittees and to perform such other functions as are appropriate to further the purposes of this Agreement, as determined by the Parties in writing.

2.4    Joint Manufacturing Committee. In accordance with Section 2.5(c)(iv), the Parties shall promptly establish and convene a joint Manufacturing Committee (the “JMC”) for the overall coordination and oversight of the Manufacturing of clinical and commercial supplies of the Product under this Agreement as provided in the Manufacturing Plan (including the Manufacture of API, Drug Product and Finished Product). The JMC shall consist of representatives of each Party, and shall operate by procedures, as set forth in Section 2.5. The role of the JMC shall be:

(a)    to discuss, prepare and approve for submission to the CGB all Manufacturing Plan for Products in the Territory, and all amendments thereto;

(b)    to oversee implementation of the Manufacturing Plan;

(c)    to determine [*], in conjunction with the JDC;

(d)    to coordinate Manufacturing activities of the Parties under this Agreement with respect to Products in the Territory;

(e)    to create, implement and review the overall strategy with respect to CMC activities in the Territory;

(f)    to allocate primary responsibility between the Parties for tasks relating to Finished Manufacturing of Drug Product and Packaging of Drug Product into Finished Product in a manner consistent with Section 7.2, or as otherwise agreed by the JMC; and

(g)    to develop and adopt guidelines to be followed by the Parties in selecting, and entering into agreements with, Third Party contract manufacturers to ensure appropriate selection and best contracting practices, and consult regarding the planned selection of such Third Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5    Committee Membership and Procedures.

(a)    Membership. Takeda and Ovid shall each designate an equal number of representatives to serve on the CGB, JDC, JCC, JMC and any other Committee by written notice to the other Party. Promptly after the Effective Date, each Party shall designate two (2) such representatives for the CGB, JDC, JMC and JCC. Each Committee may elect to vary the number of representatives from time to time during the Term; provided that each Committee shall maintain an equal number of representatives from each Party. Each representative shall have the appropriate level of experience in the subject area of the Committee, and at least one (1) representative shall have sufficient seniority within the applicable Party’s organization to have the necessary decision-making authority in order for the Committee to fulfill its responsibilities. Either Party may designate substitutes for its Committee representatives if one (1) or more of such Party’s designated representatives is unable to be present at a meeting. From time to time each Party may replace its Committee representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).

(b)    Chairperson. Each Committee will have a chairperson. The chairperson shall be responsible for calling and convening meetings, but shall have no special authority over the other members of the Committee, and shall have no additional voting rights. The chairperson (or his or her designate) shall: (i) prepare and circulate an agenda reasonably in advance of each upcoming meeting; and (ii) prepare and issue minutes of each Committee meeting within [*] thereafter. Such minutes shall not be finalized until each Committee representative reviews and approves such minutes in writing; provided that any minutes shall be deemed approved unless a member of such Committee objects to the accuracy of such minutes within [*] after the circulation of the minutes. Takeda shall appoint [*]. Ovid shall appoint [*]. On [*] of each year following the first anniversary of the Effective Date, the Parties shall rotate [*].

(c)    Meetings.

(i)    CGB Meetings. The CGB shall meet at least [*], unless otherwise agreed by the Parties; provided that the CGB will hold an in-person meeting to establish the CGB’s operating procedures no less than [*] after the Effective Date. Additional meetings of the CGB may be held with the consent of each Party (such consent not to be unreasonably withheld, conditioned or delayed), as required under this Agreement. In the case of any dispute referred to the CGB, such meeting shall be held within [*] following referral to the CGB, or as soon as reasonably possible. In the case of a new Orphan CNS Indication recommended by the JDC, such meeting shall be held [*] following recommendation to the CGB, or as soon as reasonably possible.

(ii)    JDC Meetings. Until the first Regulatory Approval is obtained in the U.S. or EU, the JDC shall meet at least [*]; provided that the JDC will hold an in-person meeting to establish the JDC’s operating procedures no less than [*] after the Effective Date. Thereafter, unless otherwise agreed by the Parties, the JDC shall meet no less than [*]. Additional meetings of the JDC may be held with the consent of each Party (such consent not to be unreasonably withheld, conditioned or delayed), or as required under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)    JCC Meetings. During the first year after the Effective Date, the JCC shall meet at least once; provided that the JCC will hold an in-person meeting to establish the JCC’s operating procedures no less than [*] after the Effective Date. Thereafter, unless otherwise agreed by the Parties, the JCC shall meet no less than [*], provided that [*] prior to the anticipated First Dosing, the JCC shall meet no less than [*]. Additional meetings of the JCC may be held with the consent of each Party (such consent not to be unreasonably withheld, conditioned or delayed), or as required under this Agreement.

(iv)    JMC Meetings. Until the first Marketing Approval is obtained in the U.S. or EU, the JMC shall meet at least [*]; provided that the JMC will hold an in-person meeting to establish the JMC’s operating procedures no less than [*] after the Effective Date. Additional meetings of the JMC may be held with the consent of each Party (such consent not to be unreasonably withheld, conditioned or delayed), or as required under this Agreement.

(v)    General Requirements. Meetings of a Committee shall be effective only if a majority of representatives of each Party are present or participating. Other than the initial meeting, a Committee may meet either: (A) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (B) by audio or video teleconference. Additional non-members of a Committee having relevant experience may from time to time be invited to participate in a Committee meeting, provided that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (1) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, conditioned or delayed); and (2) such non-member participant is subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the Committees.

2.6    Decisions.

(a)    Committee Decisions. Except as set forth in Section 2.6(b), all decisions of each Committee within the scope of its oversight shall be: made only with unanimous approval, with each Party having one (1) vote. If the JCC, JDC or JMC fails to reach agreement on an issue within its area of oversight [*] after submission of the issue to such Committee, the matter will be referred to the CGB for resolution. If the CGB fails to reach unanimous agreement on a matter before it for decision for a period in excess of [*] from the date first presented to the CGB in writing, then either Party may submit such matter for resolution in accordance with Section 13.2(a) and (if applicable) Section 13.2(b), except that failure by the CGB to reach unanimous agreement on any matter properly before it arising under Section 2.1(b), Section 2.1(c) or Section 2.1(g), in each case, shall not be subject to dispute resolution under Section 13.2(b) and instead [*]. Notwithstanding the foregoing, in the event that the CGB is unable to reach unanimous agreement on [*], then [*] thereof shall be deemed to be [*], unless and until the Parties are able to reach unanimous agreement on [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    Final Decision-Making Authority. Each Party shall have final decision-making authority with respect to the issues described in this Section 2.6(b)); provided that such Party shall consider in good faith the input and recommendations provided by the other Party through the applicable Committee prior to making such decision. Decisions made by a Party pursuant to this Section 2.6(b) are not subject to dispute resolution in accordance with Section 13.2(b), but shall be made only after a failure of the CGB to reach resolution on such issue, and failure of the Executive Officers to resolve such issue pursuant to Section 13.2(a). For the avoidance of doubt, the right of a Party to make final decisions with respect to any issue shall not otherwise diminish or eliminate such Party’s obligations under this Agreement, including its obligation to exercise Commercially Reasonable Efforts where required herein.

(i)    Ovid shall have final decision-making authority with respect to: (x) [*]; and (y) [*], and (z) [*].

(ii)    Takeda shall have final decision-making authority with respect to: (w) [*]; (x) [*]; (y) [*]; (z) [*]. In addition, following an election by Takeda to Take the Lead on any activities hereunder pursuant to Section 15.6(c), [*].

2.7    Withdrawal from Committees. At any time during the Term and for any reason, either Party (the “Withdrawing Party”) shall have the right to withdraw from participation in the Committees upon written notice to the other Party, which notice shall be effective immediately upon receipt (the “Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 2.7, such Withdrawing Party’s representatives to the Committees shall not participate in any meetings of the Committees, nor shall the Withdrawing Party have any right to vote on decisions within the authority of the Committees. If, at any time following [*] of a Withdrawal Notice, the Withdrawing Party wishes to resume participating in the Committees, it shall provide the other Party with [*] prior written notice and, following such notice period, the Withdrawing Party’s representatives to the Committees shall be entitled to attend any subsequent meeting of the Committees and to participate in the activities of, and decision-making by, the Committees as provided in this Article 2 as if a Withdrawal Notice had not been issued by such Party pursuant to this Section 2.7. Following the Withdrawing Party’s issuance of a Withdrawal Notice pursuant to this Section 2.7, unless and until the Withdrawing Party resumes participation in the Committees in accordance with this Section 2.7: (a) all meetings of the Committees shall be held at the other Party’s facilities; (b) [*]; and (c) [*]. For clarity, the withdrawal by the Withdrawing Party from a Committee under this Section 2.7 shall only limit the Withdrawing Party’s rights, authority and obligations under this Article 2 with respect to participation in such Committee and shall not limit any other of the Withdrawing Party’s rights, authority or obligations set forth in this Agreement.

2.8    Alliance Managers. Promptly following the Effective Date, each Party shall designate in writing an Alliance Manager to assist in coordinating interactions between the Parties regarding all collaboration and transition activities contemplated under this Agreement. The Alliance Managers shall be the primary day-to-day, operational contacts between the Parties with respect to the activities conducted pursuant to this Agreement, and they shall be allowed to attend Committee meetings as non-voting observers.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.9    Finance Working Group. Following the Effective Date, the CGB shall establish a finance working group, consisting of an equal number of representatives from each Party, including such Party’s Finance Officer. Such working group shall act as a forum for the discussion and exchange of information between the Parties relating to Development Expenses, Development Budgets, Commercialization Expenses and Commercialization Budgets, Manufacturing Expenses, and Operating Profits (or Losses). The finance working group shall meet with such frequency as it determines appropriate depending on the level of activity under this Agreement, and shall have no decision-making authority unless expressly delegated such authority by the CGB.

2.10    Authority. The Parties agree that, in voting on matters as described in this Article 2, it shall be conclusively presumed that unless otherwise explicitly stated, each voting member of the CGB or other Committee has the authority and approval of such member’s respective senior management in casting his or her vote. Each Committee shall have only the powers assigned expressly to it in this Article 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement and any such amendment, modification or waiver (including any overall increase in the Development Budget or Commercialization Budget) shall require a written amendment of this Agreement duly executed by both Parties.

ARTICLE 3 – LICENSES

3.1    Licenses from Takeda to Ovid.

(a)    Subject to the terms and conditions of this Agreement, Takeda hereby grants to Ovid: (i) an exclusive (except as provided in Section 3.2), nontransferable (except as provided in Section 15.5) license in the Field, with the right to grant sublicenses solely in accordance with Section 3.5, under the Takeda Intellectual Property, to Commercialize the Product during the Term, in the Ovid Territory; and (ii) a co-exclusive (with Takeda), nontransferable (except as provided in Section 15.5) right and license in the Field, with the right to grant sublicenses solely in accordance with Section 3.5, under the Takeda Intellectual Property, to Exploit (but excluding the right to Commercialize) the Product in the Territory during the Term.

(b)    Subject to the terms and conditions of this Agreement, Takeda hereby grants to Ovid a non-exclusive, perpetual, nontransferable (except as provided in Section 15.5) license, with the right to grant sublicenses solely in accordance with Section 3.5, under any Takeda Intellectual Property that constitutes an improvement to the Ovid Intellectual Property, to Exploit any compound (excluding the Compound).

3.2    Takeda Reservation of Rights. Takeda reserves the right, under the Takeda Intellectual Property, to Exploit the Product during the Term in the Field in the Takeda Territory, and, as and to the extent it exercises its option pursuant to Section 6.1(b)(iii), the Extended Takeda Territory; subject to and in accordance with the terms hereof. Takeda shall own and retain all right, title and interest in the Takeda Intellectual Property, subject to the licenses and other rights expressly granted hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3    Licenses from Ovid to Takeda.

(a)    Subject to the terms and conditions of this Agreement, Ovid hereby grants to Takeda: (i) an exclusive (except as provided in Section 3.4), nontransferable (except as provided in Section 15.5) license in the Field, with the right to grant sublicenses solely in accordance with Section 3.5, under the Ovid Intellectual Property, to Commercialize the Product, during the Term, in the Takeda Territory; (ii) a co-exclusive (with Ovid), nontransferable (except as provided in Section 15.5) license in the Field, under the Ovid Intellectual Property, to Commercialize the Product, during the Term, in the Joint Territory; and (iii) a co-exclusive (with Ovid), nontransferable (except as provided in Section 15.5) right and license in the Field, with the right to grant sublicenses solely in accordance with Section 3.5, under the Ovid Intellectual Property, to Exploit (but excluding the right to Commercialize) the Product in the Territory during the Term.

(b)    Subject to the terms and conditions of this Agreement, Ovid hereby grants to Takeda a non-exclusive, perpetual, nontransferable (except as provided in Section 15.5) license, with the right to grant sublicenses solely in accordance with Section 3.5, under any Ovid Intellectual Property that constitutes an improvement to the Takeda Intellectual Property, to Exploit any compound (excluding the Compound).

3.4    Ovid Reservation of Rights. Ovid reserves the right, under the Ovid Intellectual Property, to Exploit one or more Products during the Term in the Field in the Territory; subject to and in accordance with the terms hereof. Ovid shall own and retain all right, title and interest in the Ovid Intellectual Property subject to the licenses and other rights granted hereunder.

3.5    Sublicensing. Each Party shall have the right to grant sublicenses, through multiple tiers, of the rights granted (or reserved) to such Party under Sections 3.1, 3.2, 3.3 or 3.4 to its Affiliates and to Third Parties; provided, that neither Party may grant a sublicense of the rights granted to it under Article 3 to a Third Party (other than a Distributor (subject to Section 6.1(a)(ii), or subcontractor for a Development activity, including a contract laboratory or contract research organization) without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Each sublicense shall refer to and be subordinate to this Agreement and, except to the extent the Parties otherwise agree in writing, any sublicense must be consistent in all material respects with the terms and conditions of this Agreement. Each Party shall remain responsible for the performance of this Agreement and the performance of its sublicensees hereunder.

3.6    Takeda Divestiture. In the event that Takeda intends to assign (or otherwise transfer) its rights and obligations under this Agreement to a Third Party as permitted under Section 15.5, Takeda shall provide Ovid with written notice thereof prior to engaging in negotiations with any potential assignee (or transferee) with respect to such assignment (or transfer) (the “Takeda Divestiture Notice”), and Ovid shall, upon written notice provided to Takeda within [*] after receipt of the Takeda Divestiture Notice, have the exclusive right for a period of [*] to negotiate with Takeda with respect to the transfer of all of Takeda’s rights and obligations under this Agreement to Ovid. Following the expiration of such period of exclusivity, Takeda shall have the right to assign (or otherwise transfer) its rights and obligations under this Agreement to a Third Party as permitted under Section 15.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.7    No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by the Party and may not be used by the other Party for any purpose.

ARTICLE 4 – DEVELOPMENT

4.1    Overview of Product Development. The Parties desire and intend to collaborate with respect to the Development of the Products in the Field for the Territory, to the extent set forth in this Agreement.

4.2    Development Plan. An initial version of the Development Plan and Development Budget for the Lead Compound are attached hereto as Exhibit E. Following the Effective Date, on at least [*] (but in any event, no later than [*]), the JDC shall update and amend, as appropriate, the then-current Development Plan and shall submit such updates and/or amendments for review, comment and approval by the CGB. As Ovid and Takeda are both developing the Products in the Territory, the Development Plan shall identify resources and activities provided by each Party.

4.3    Ovid Development. Except as provided in Section 4.2, Article 5 and Article 7, or as otherwise agreed by the JDC, Ovid shall be responsible to Take the Lead in all activities related to the Development of the Products in the Field. To that end, the Parties shall agree upon a plan for the transition of the conduct of all Development activities (including those in the planning stage such as the Phase 1b/2a clinical trial) contemplated under the Development Plan (but not Regulatory activities, or Development activities that may be assigned to Takeda pursuant to the Development Plan) from Takeda to Ovid within [*] of the Effective Date, which plan Takeda and Ovid each shall use Commercially Reasonable Efforts to implement within [*] of the Effective Date. For clarity, the Development Plan shall include that Takeda will complete Development activities ongoing as of the Effective Date and shall continue to provide certain specialized functions, for example pharmacovigilance (in accordance with Article 5) and pharmacometrics. In addition, Takeda will provide reasonable assistance and cooperation in order to ensure a smooth transition of such Development activities to Ovid.

4.4    Manufacturing Development. All Manufacturing Development of the Products that incorporate the Lead Compound shall be handled as further set forth in Article 7.

4.5    Compound Development Outside of the Field. Notwithstanding Section 4.6(a) if Takeda nonetheless desires to pursue Development of the Compound outside the Field, Takeda shall notify the CGB of such interest, and present to the CGB its scientific rationale and proposed development and commercialization plans[*]. Ovid shall have the right to approve any such development, in writing, such approval not to be unreasonably withheld or delayed, except that for any Clinical Trials, Ovid shall have the right to approve any such development in its sole discretion. For clarity, Takeda shall have the right to develop any compound (that is not the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Lead Compound or any other Compound) outside the Field, without Ovid’s consent, including any compounds directed against the Program Target (that are not the Compounds). In the event that Ovid consents to such development and Takeda elects to pursue such development of a Compound outside the Field, then Takeda shall provide regular updates regarding safety to the CGB in a manner consistent with its safety reporting obligations with respect to a Compound in the Field.

4.6    Development Activities.

(a)    General. The Parties agree that the Compound shall be developed only in the Field, unless otherwise mutually agreed by the Parties. Each Party shall use Commercially Reasonable Efforts to execute and perform its responsibilities under the Development Plan. Each Party shall conduct its activities under this Agreement in good scientific manner and in compliance in all material respects with all Applicable Laws, including, GCP, GLP, and GMP.

(b)    Clinical Trial Registry.

(i)    Takeda shall be responsible for registering any Clinical Trial performed under a Takeda Product IND in the appropriate clinical trial registry (e.g., clinicaltrials.gov) and posting the results of such Clinical Trials, to the extent required by Applicable Laws.

(ii)    Ovid shall be responsible for registering any Clinical Trial performed under a Ovid Product IND in the appropriate clinical trial registry (e.g., clinicaltrials.gov) and posting the results of such Clinical Trials, to the extent required by Applicable Laws.

(iii)    The posting of any results to a clinical trial registry by either Party in accordance with this Section 4.6(b) shall be considered a “publication” and subject to the Parties’ obligations set forth in Section 11.9.

(c)    Back-Up Compound. If the Lead Compound fails to demonstrate POM in a POM Study in one or more of the Initial Indications, or otherwise in response to safety or efficacy data and JDC recommendation, the Parties shall discuss in good faith and may mutually agree upon a program for the Development of one or more other compounds directed against the Program Target and with utility in Orphan CNS Diseases as a potential back-up to the Compound (each a “Back-Up Compound”). In the event that the Parties agree upon a program for the Development of a Back-Up Compound, references in this Agreement to “Compound” shall be deemed to include any such Back-Up Compound.

4.7    Exchange of Know-How. Takeda shall provide to Ovid, promptly following the Effective Date, and promptly during the Term upon such Takeda Know-How being obtained or generated by Takeda, at no additional cost or expense to Ovid, an electronic copy of all Takeda Know-How as is necessary to enable Ovid to perform its obligations under this Agreement and exercise its rights under this Agreement, to the extent such Takeda Know-How has not previously been provided hereunder. Ovid shall provide to Takeda, promptly during the Term,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

upon Ovid Know-How being obtained or generated by Ovid, at no additional cost or expense to Takeda, all such Ovid Know-How as is necessary to enable Takeda to perform its obligations and exercise its rights under this Agreement. Notwithstanding the foregoing and the definitions of Takeda Know-How and Ovid Know-How, neither Party shall have any obligation under this Section 4.7 or otherwise under this Agreement to transfer any Information of a Third Party Acquirer (or any its affiliates) to the other Party. Additionally, neither Party shall have any obligation under this Section 4.7 or otherwise under this Agreement to transfer any Information for use by the other Party that would obligate the transferring Party to pay any royalties, milestones or other consideration for use of such Information by the other Party unless and until the receiving Party agrees to pay such consideration.

4.8    Records; Disclosure of Data and Results. In conformity with standard pharmaceutical industry practices and the terms and conditions of this Agreement, each Party shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Development Plan for a minimum of [*] following the end of the Calendar Year to which they pertain and, upon the other Party’s written request, shall send legible copies of the aforesaid to the other Party throughout the Term and for a minimum of [*] following the Term. Upon reasonable advance notice, at the request of the CGB, each Party agrees to make its employees and consultants reasonably available at their respective places of employment to consult with the other Party on issues arising in connection with the Development Plan. In accordance with the reporting format and schedule approved by the CGB, each Party shall promptly and fully disclose to the other Party in writing all data, including preclinical data, Clinical Trial data, formulation data and manufacturing data generated by or on behalf of such Party with respect to the Products in the Field (as well as with respect to Takeda, safety data outside the Field, as necessary).

4.9    Additional Indications. At any time during the Term, each Party has the right to submit a development and commercialization proposal for the Compound in a potential new Orphan CNS Indication (other than the Initial Indications or any then-existing Additional Indications) for review by the JDC and approval or rejection by the CGB in accordance with Article 2. If approved by the CGB, such new Orphan CNS Indication shall be an “Additional Indication”. Additionally, after such approval by the CGB, if a Party does not wish to finance the Development of the Product in such Additional Indication, such Party may reduce its allocated share of such funding pursuant to Section 8.4.

ARTICLE 5 – REGULATORY

5.1    Preparation of Regulatory Materials.

(a)    Subject to Section 2.1(h), Takeda shall have the responsibility to Take the Lead, and shall exercise Commercially Reasonable Efforts, to prepare, obtain, and maintain, as applicable, the Regulatory Materials, including the Product INDs, the Product NDAs, and other submissions, and to conduct communications with the Regulatory Authority, for the Products in the Field in the Territory (other than Israel); provided that within [*] following each Regulatory Approval in the Core Orphan Territory (other than Israel), Takeda shall timely transfer to Ovid

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

copies of all Regulatory Materials (in electronic or other format) in its possession related to the use of the Products in the Field in such Core Orphan Territory and which support the Product INDs and the Product NDAs. Promptly after such transfer, Takeda shall take all steps necessary to transfer ownership of all such Product INDs and Product NDAs in such in such jurisdiction of the Core Orphan Territory to Ovid, including submitting to the Regulatory Authorities a letter or other necessary documentation (with a copy to Ovid) notifying the Regulatory Authorities of the transfer of such ownership. The date of such transfer shall be the “Transfer Date” with respect to such Product in the applicable jurisdiction.

(b)    Subject to Section 2.1(h), Ovid shall Take the Lead, and shall exercise Commercially Reasonable Efforts, to prepare, obtain, and maintain, as applicable, the Regulatory Materials, including the Product INDs, the Product NDAs, and other submissions, and to conduct communications with the Regulatory Authority, for the Products in the Field in: (i) Israel; (ii) each Core Orphan Territory (other than Israel), following the applicable Transfer Date; and (iii) any other jurisdiction in the ROW Territory mutually agreed by the Parties.

(c)    Notwithstanding anything contained in the foregoing to the contrary, the Party responsible for the Manufacture of the Product shall be responsible for preparing the CMC Module 3 (or its non-U.S. equivalent) for the Product in a manner suitable for filing with the FDA and EMA.

5.2    Regulatory Activities in the Territory.

(a)    Each Party (the “Filing Party”) shall provide the other Party (the “Non-Filing Party”) with an opportunity to review and comment on all material Regulatory Materials submitted by the Filing Party to any applicable Regulatory Authority, in each case reasonably in advance of when the Filing Party intends to submit such Regulatory Materials to the Regulatory Authority. The Non-Filing Party shall provide its comments within [*], or such other period of time mutually agreed to by the Parties, but in no event shall any such review delay any such submission beyond the deadline therefore. The Filing Party shall consider in good faith any such comments of the Non-Filing Party. The Filing Party shall provide the Non-Filing Party with a copy in electronic form of all material Regulatory Materials filed with the Regulatory Authority related to the use of the Products in the Field.

(b)    In the Core Orphan Territory and Japan, the Filing Party shall notify the Non-Filing Party within no less than [*] of any request for a meeting or substantive telephone conference call with a Regulatory Authority with respect to any Product IND or Regulatory Approval. Upon the Non-Filing Party’s request, the Filing Party shall request that the Regulatory Authority permit at least [*] Non-Filing Party employees to participate in any such meeting or conference call as an observer and in preparatory meetings prior to any such meeting or conference call. To the extent permitted by the Regulatory Authority, the Non-Filing Party shall have the right to participate in any such meeting or conference call as an observer. The foregoing rights and obligations apply with respect to meetings or conferences initiated by the Filing Party or by the Regulatory Authority. The Filing Party shall promptly furnish the Non-Filing Party with copies of all material correspondence related to a Product the Filing Party has had with the Regulatory Authority, including (i) documents related to regulatory milestones

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and dates (e.g., submission, validations, agency review questions, etc.); (ii) IND annual reports and cover letters of key agency submissions; and (iii) contact reports concerning conversations or minutes from any substantive meetings with the Regulatory Authority, in each case, related to a Product.

5.3    Cooperation, Consultation and Review. The Parties shall cooperate with each other to achieve the regulatory objectives contemplated herein in a timely, accurate and responsive manner and shall assist the other Party as reasonably requested in connection with the preparation and filing of Regulatory Materials in the Field. Each Party shall assist the other Party, as is reasonably necessary, in order for such Party to obtain and maintain the Product INDs and the Product NDAs, including in connection with the preparation and filing of Regulatory Materials necessary to maintain such Product INDs and Product NDAs.

5.4    Regulatory Costs and Expenses. Costs and expenses incurred related to the preparation, maintenance, formatting and filing of the Regulatory Materials and the content of all other regulatory affairs under this Article 5 shall be included in Development Expenses and Commercialization Expenses as provided therein, and shall be shared in accordance with Article 8.

5.5    Rights of Reference to Regulatory Materials. Each Party hereby grants to the other Party a worldwide right of reference to all Regulatory Materials Controlled by such Party, including any data relied on in support of such Regulatory Materials, solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for the Products in the Field, consistent with the roles of the Parties set forth in this Agreement.

5.6    Labeling Information Exchange. The Parties, through the JDC, shall cooperate to develop methods and/or procedures for planning for and sharing information related to Labeling.

5.7    Adverse Event Reporting and Safety Data Exchange.

(a)    Safety Information Exchange; Pharmacovigilance Agreement.

(i)    The Parties shall cooperate to develop methods and/or procedures for sharing information relating to the clinical experiences in accordance with safety reporting requirements of the respective Regulatory Authorities and as necessary for each Party to comply with Applicable Laws. Specific details regarding the management of safety information including adverse events reports related to the development and the commercialization of the Products will be delineated in a separate global pharmacovigilance agreement (the “PVA”) that shall be agreed to by the Parties as soon as practicable after the Effective Date but not later than [*] prior to the first patient enrolled for a study initiated under this collaboration. The Party responsible for regulatory activities in a jurisdiction pursuant to Section 5.1 shall be responsible for the compliance and filing of all required safety reports to the Regulatory Authorities in such jurisdiction, including annual safety reports, throughout the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)    The PVA shall provide as follows:

(A)    As of the applicable Transfer Date for a Product, Ovid will assume responsibility for the monitoring of all clinical experiences, safety monitoring, pharmacovigilance surveillance for such Product in the applicable jurisdiction, excluding any Clinical Trials conducted by Takeda under a Takeda Product IND;

(B)    Each Party shall timely report to the other Party all clinical experiences, safety monitoring, and pharmacovigilance surveillance observed in the Territory (it being understood that the Party maintaining the global safety database for the Products may satisfy this reporting obligation by providing the other Party with access to such database); and

(C)    Each Party shall prepare and provide to the other Party on a timely basis safety updates in order for such other Party to meet the safety report submission requirements necessary to maintain the Product INDs and the Product NDAs held by it.

(b)    Regulatory Reporting of Safety Information. The Parties shall work together to achieve consensus with respect to safety issues related to the Products, including urgent safety information, and to report said opinion to safety boards, investigators, and to applicable Regulatory Authorities. In the event that, after reasonable medical and scientific consultation, the Parties cannot achieve consensus with respect to safety issues to be reported to any applicable Regulatory Authority, the Party holding the applicable IND, NDA or other Marketing Approval shall have final decision-making authority with respect to such issue. Notwithstanding anything to the contrary in this Agreement, either Party may report safety matters to the Regulatory Authority that it reasonably determines are necessary to report prior to the conclusion of the dispute resolution procedure.

(c)    Global Safety Database. Takeda shall maintain the global safety database for the Products until the transfer to Ovid of both the first FDA approval of an NDA for a Product in the United States and the first Regulatory Approval constituting a marketing authorization in the European Union for the same Product, in accordance with Section 5.1(a); thereafter Ovid shall maintain the global safety database.

5.8    Regulatory Authority Communications Received by a Party. Each Party shall inform the other Party in a timely manner, not to exceed [*], of the notification of any action by, or notification or other information which it receives (directly or indirectly) from any Regulatory Authority which: (a) raises any material concerns regarding the safety or efficacy of a Product; (b) indicates or suggests a potential material liability of either Party to Third Parties in connection with a Product; (c) is reasonably likely to lead to a recall or market withdrawal of a Product; or (d) relates to expedited reports of adverse events with respect to a Product, or Product Complaints, and which may have a material impact on obtaining or maintaining Regulatory Approval or the continued Commercialization of a Product, as then conducted. The other Party will fully cooperate with and assist such Party in complying with regulatory obligations and communications, including by providing to such Party, in a timely manner after a request, such information and documentation in the other Party’s possession as may be necessary or helpful for the Party to prepare a response to an inquiry from a Regulatory Authority. Each Party will provide the other Party in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding the matters referred to above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.9    Audit/Inspection. If a Regulatory Authority desires to conduct an inspection or audit of a Party’s facility or a facility under contract with such Party with regard to a Product in the Territory, then the audited Party shall notify the other Party as soon as practicably possible after receipt of such notification of such audit or inspection and provide copies of any materials provided to it by the applicable Regulatory Authority; provided that the audited Party shall not be required to notify the other Party of audits or inspections that are of a routine nature or that do not relate to a Product, except where such audits result in communications or actions of such Regulatory Authority which have a direct impact upon a Product. In addition, if a Regulatory Authority conducts an unannounced inspection or audit of a Party’s facility or a facility under contract with such Party with regard to a Product in the Territory, then the audited Party shall notify the other Party within [*] of commencement of such audit or inspection. The audited Party shall cooperate, and shall use reasonable efforts to cause the contract facility to cooperate, with such Regulatory Authority and the other Party during such inspection or audit. Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which the audited Party will immediately provide to the other Party), the audited Party will also provide the other Party with copies of any written communications received from Regulatory Authorities with respect to such facilities in a timely manner after receipt, to the extent such written communications relate directly to a Product or the Manufacture thereof, and will prepare the response to any such observations. The audited Party will provide the other Party with a copy of any proposed response to such communications and will consider in good faith such other Party’s reasonable comments with respect to such proposed response. The audited Party agrees to conform its activities under this Agreement to any commitments made in such a response.

5.10    Recalls and Voluntary Withdrawals. The Party responsible for regulatory activities in a jurisdiction pursuant to Section 5.1 shall notify the other Party promptly but in no event later than [*] following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Product in such jurisdiction, and shall include in such notice the reasoning behind such determination, and any supporting facts. Ovid, in the Ovid Territory, and Takeda, in the Takeda Territory, shall have the sole right and responsibility to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in such jurisdiction; provided that prior to any implementation of such a recall, market suspension, or market withdrawal, the responsible Party shall, to the extent practical, consult with the other Party and shall consider the other Party’s comments in good faith. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.10, the responsible Party shall be solely responsible for the execution thereof in such jurisdiction, and the other Party shall reasonably cooperate in all such recall efforts. Subject to Article 14, the responsible Party shall be responsible for all costs of any such recall, market suspension, or market withdrawal; provided that, the other Party shall be responsible for the costs of any recall, market suspension, or market withdrawal with respect to a Product in such jurisdiction to the extent such recall, market suspension, or market withdrawal is attributable to such Party’s breach of its obligations hereunder or its negligence, recklessness or willful misconduct.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 6 – COMMERCIALIZATION

6.1    Commercialization in the Territory.

(a)    Ovid Rights and Obligations.

(i)    Following applicable Regulatory Approval with respect to a given indication, and in accordance with the Commercialization Plan and this Article 6, Ovid shall use Commercially Reasonable Efforts to (A) Commercialize the Products in the Core Orphan Territory for use in the Initial Indications, and for use in any Additional Indication that was jointly funded by the Parties in accordance with Section 8.4, and (B) Commercialize the Products in the Initial Indications and such Additional Indications in the Extended Ovid Territory.

(ii)    If Takeda does not exercise its right to Commercialize the Products in a given country in the ROW Territory pursuant to Section 6.1(b)(ii), Ovid shall have the right, but not the obligation, to Commercialize the Products in such country(ies) on a country-by-country basis exercisable upon written notice within [*] from the date of receipt of notice from Takeda of its election not to Commercialize the Products in such country. If Ovid exercises such right, those countries in the ROW Territory that Ovid has so elected shall be deemed the “Extended Ovid Territory.” For clarity, once Ovid exercises such right, such country shall not be subject to any rights of Takeda to Commercialize the Product in such country thereafter, unless and to the extent expressly agreed by Ovid in writing and except as otherwise provided in Section 6.1(b)(ii). If Ovid does not exercise such right, the Parties shall discuss (through the JCC and CGB) options for using Third Parties to undertake Commercialization of such Initial Indications and/or Additional Indications in such countries in the ROW Territory.

(iii)    On [*], and no later than [*], Ovid shall present a written report to the JCC summarizing Ovid’s overall Commercialization activities undertaken during the previous [*] with respect to the Products in the Ovid Territory (including in any Ovid Extended Territory).

(b)    Takeda Rights and Obligations.

(i)    Following applicable Regulatory Approval with respect to a particular indication, and in accordance with the Commercialization Plan and this Article 6, Takeda shall use Commercially Reasonable Efforts to (A) Commercialize the Products in Japan for use in the Initial Indications, and for use in any Additional Indication which was jointly funded by the Parties in accordance with Section 8.4, and (B) Commercialize the Products in the Initial Indications and such Additional Indications in the Extended Takeda Territory.

(ii)    Takeda shall have the first right, but not the obligation, to Commercialize the Products in each country in the ROW Territory, on a country-by-country basis, exercisable upon written notice from time to time following the date of acceptance for filing of the NDA in the U.S. If Takeda exercises such right such countries in the ROW Territory that Takeda has so elected shall be deemed the “Extended Takeda Territory.” If, at any time after the end of the [*] period following the date of acceptance for filing of the NDA in the U.S.,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Ovid wishes to Commercialize the Products in any country in the ROW Territory that Takeda has not previously elected to make part of the Extended Takeda Territory, then Ovid shall provide Takeda with written notice thereof. Takeda shall then have the right, by written notice to Ovid at any time within [*] after its receipt of Ovid’s notice, to elect to include the country or countries covered by such notice in the Extended Takeda Territory. If Takeda fails to give any such notice (or notifies Ovid that it does not elect to include any such country or countries in the Extended Takeda Territory), then such country or countries shall thereafter be deemed part of the Ovid Extended Territory for all purposes hereof, provided that Ovid begins to Commercialize the Products in such country or countries within [*] after the date of Takeda’s notice or the expiration of such [*]. If Ovid fails to do so, then such country or countries shall, following receipt of written notice from Takeda, cease to be part of the Ovid Extended Territory and shall thereafter be deemed part of the ROW Territory for all purposes hereof. Following any such reversion, Ovid shall not have the right to notify Takeda, under this Section 6.1(a)(ii), of its desire to Commercialize the Products in any such country or countries for a period of [*] after the date of such reversion. For clarity, (x) Takeda shall not sublicense its right to Commercialize the Products in any country in the ROW Territory without first providing Ovid with an opportunity to elect to exercise its rights to Commercialize the Products in such country in accordance with Section 6.1(a)(ii), and (y) once Takeda exercises its right to include a country in the ROW Territory in the Extended Takeda Territory, such country shall not be subject to any rights of Ovid under Section 6.1(a)(ii) to Commercialize the Product in such country thereafter, unless and to the extent expressly agreed by Takeda in writing.

(iii)    In addition, with respect to any Additional Indication which was jointly funded by the Parties in accordance with Section 8.4, Takeda (itself or through one or more of its Affiliates) shall have the right, to the extent practicable, to: (x) work in the field with clinicians (detailing); (y) assist in medical affairs and act as a medical liaison; and (z) participate in patient support programs, in each case with Ovid, in the Commercialization of the Products in each such Additional Indication, in the United States and/or European Union with Ovid, all as determined by the JCC; provided that Takeda must provide Ovid with written notice of Takeda’s election to exercise its right to jointly Commercialize the Products in such Additional Indication (each a “Joint Indication”) in any such jurisdiction (such countries as to which Takeda so elects, the “Joint Territory”) [*] and [*]. Takeda may use one or more Third Parties to conduct on its behalf the forgoing activities, subject to Ovid’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Each Party agrees to use Commercially Reasonable Efforts to jointly Commercialize the Joint Indications in the applicable Joint Territory in a manner coordinated by the JCC that presents a united approach to patients, providers and payers across all Initial Indications and Additional Indications for such Product.

(iv)    On [*], and no later than [*], Takeda shall present a written report to the JCC summarizing Takeda’s overall Commercialization activities undertaken during the previous [*] with respect to the Products in the Takeda Territory.

(c)    Territory Opt-Out.

(i)    If the Parties, through the JDC, determine to pursue Development (to the extent separate Clinical Trials or other studies are needed for Marketing Approval in such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

country) and Commercialization of the Product in a country in the ROW Territory, Takeda shall have the first right, as set forth in Section 6.1(b)(ii) to Take the Lead with respect thereto, and if Takeda elects not to do so, Ovid shall then have the right, as set forth in Section 6.1(a)(ii) to Take the Lead. In either case, the Party not Taking the Lead shall have the right to Opt-Out with respect to such country (“Territory Opt-Out”), exercisable by written notice to the other Party during the [*] period following determination at the JDC (or the CGB, as the case may be) to pursue Development and Commercialization activities in such country. The Territory Opt-Out shall be effective as of the date of such notice.

(ii)    Following a Territory Opt-Out,

(A)    the Party that pursues such Development and Commercialization activities in such country (the “Territory Party”) shall: (1) have the right to exercise any and all other rights hereunder to Develop and Commercialize Products for the Initial Indications and all Additional Indications in such country; (2) [*]; and (3) in lieu of the other Party participating in the Net Profits or Net Losses in such country, pay a Territory Royalty on the Territory Party’s Net Sales on payment, reporting and audit terms substantially the same as those set forth in Article 8, mutatis mutandis;

(B)    all other payment obligations with regard to the Initial Indications and the Additional Indications in such country shall terminate (including any inclusion of Development Expenses and Commercialization Expenses incurred by the Territory Party in connection with such country in the cost sharing obligations set forth in Article 8, or in the calculation of Contribution Allocation); and

(C)    all governance and Information-sharing processes and obligations hereunder shall continue to apply to the Development of the Initial Indications and Additional Indications in such country, except that the Territory Party shall have sole decision-making authority for the Initial Indications and Additional Indications in such country with respect to any and all Development, regulatory, Commercialization and other matters hereunder in such country.

6.2    Commercialization Plans. The Parties shall submit a Commercialization Plan to the JCC for review and discussion no later than [*] prior to the date of the anticipated First Commercial Sale of the Product. Thereafter, the Parties shall submit an updated Commercialization Plan to the JCC for review and discussion at least [*].

6.3    Commercialization Activities.

(a)    General. Except as otherwise provided herein, as of the Effective Date, each of Takeda and Ovid shall assume responsibility for all aspects of the Commercialization of the Products in the Takeda Territory and the Ovid Territory, respectively, including: (i) marketing and promotion (including Labeling and Promotional Materials); (ii) booking sales and distribution and performance of related services; (iii) handling all aspects of order processing, invoicing and collection, inventory and receivables; (iv) providing customer support, including handling medical queries, and performing other related functions; and (v) conforming its practices and procedures in all material respects to Applicable Laws relating to the marketing, detailing and promotion of the Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    Sales and Distribution. As of the Effective Date, each of Takeda and Ovid shall have the sole right and responsibility for handling all sales and commercial distribution activities, including returns, order processing, invoicing and collection, distribution, and inventory and receivables for the Products in the Takeda Territory and Ovid Territory, respectively. As of the Effective Date, each of Takeda and Ovid shall have the sole right and responsibility for: (i) negotiating, establishing or modifying the terms and conditions regarding the sale of the Products, including any terms and conditions relating to or affecting: (A) the price at which the Products shall be sold; (B) discounts available to any Third Party payers (including managed care providers, indemnity plans, unions, self-insured entities, and government payer, insurance or contracting programs such as Medicare, Medicaid, or the U.S. Department of Veterans Affairs); (C) discounts attributable to payments on receivables; (D) distribution of the Products; and (E) credits, price adjustments, or other discounts and allowances to be granted or refused; and (ii) all activities relating to government price reporting, in each case, with respect to the Products in the Takeda Territory and Ovid Territory, respectively.

(c)    Booking Sales and Setting Pricing.

(i)    As of the Effective Date, each of Takeda and Ovid shall have the right to book sales and determine all pricing of the Products in the Takeda Territory and Ovid Territory, respectively; provided that only [*].

(ii)    As of the Effective Date, each of Takeda and Ovid shall have the right to determine the reimbursement strategy for Products in the Takeda Territory and Ovid Territory, respectively; provided that each Party hereby agrees that it will not, nor, to the extent permitted under Applicable Laws, shall it allow its Affiliates to, provide a discount on a Product [*] that: (i) [*]; or (ii) [*].

(d)    Investigator-Initiated Sponsored Research Program. The Parties shall establish a joint working group to review and approve each Investigator-Initiated Sponsored Research (an “IISR”) request in the Field in the Territory. The IISR working group shall review each such IISR request based on the technical merit of the IISR request and in light of the Parties’ planned Development and Commercialization in the Field and Takeda’s planned development and commercialization outside of the Field. Both Parties must consent to the grant of each IISR request. The decision of a Party not to grant an IISR request shall be final and shall not be subject to dispute resolution in accordance with Article 13.

(e)    Takeda Assistance. Upon request by Ovid, Takeda agrees, through the JCC, to discuss with Ovid its operational needs with respect to the Commercialization of Products in the Ovid Territory, and ways in which Takeda’s existing commercial resources in the Ovid Territory may be made available to Ovid to either supplement Ovid’s existing resources or in place of one or more Third Parties providing such resources

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4    Trademarks.

(a)    Ownership. Takeda shall continue to own, throughout the world, all Takeda House Marks. Ovid will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of Takeda’s right, title or interest in the Takeda House Marks. Ovid shall continue to own, throughout the world, all Ovid House Marks. Takeda will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of Ovid’s right, title or interest in the Ovid House Marks. Ovid shall own, throughout the world, all Product Trademarks (except in the event that Takeda elects to use a different Product Trademark in the Takeda Territory (in which case Takeda shall own, throughout the world, any such Product Trademark selected by it for use in the Takeda Territory).

(b)    License; Use. Ovid hereby grants to Takeda a non-exclusive, non-transferable license under the Product Trademarks to Commercialize the Products in the Field in the Territory. Takeda shall use the Product Trademarks solely in connection with the Commercialization of the Products in the Field in the Territory. All Products sold or distributed by or on behalf of either Party under this Agreement shall bear the relevant Product Trademark. Neither Party shall use any of the Product Trademarks, Ovid House Marks or Takeda House Marks in a manner reasonably likely to disparage or misrepresent the other Party. Neither Party shall, during the term of this Agreement or thereafter, adopt, register or use any trademark, trade name, brand name, symbol or logo that is identical, or confusingly similar, to the Product Trademarks or, in the case of Ovid, the Takeda House Marks and, in the case of Takeda, the Ovid House Marks. To the extent allowable by Applicable Laws in the Territory, Product packaging, Promotional Materials and Labeling for use in the Territory shall carry, in a conspicuous location, the Ovid House Marks and the Takeda House Marks, subject to space permitting and Ovid’s reasonable approval of the size, position and location thereof.

(c)    Quality. Ovid’s use of the Takeda House Marks shall be at standards of quality consistent with the standards of quality heretofore observed by Takeda. Takeda’s use of the Ovid House Marks shall be at standards of quality consistent with the standards of quality heretofore observed by Ovid. Each Party has the right to supervise the other Party’s use of its House Marks with respect to the nature and quality of such goods. Each Party shall have reasonable rights to inspect the same for compliance with the provisions of this Agreement. Should a Party have reason to believe that the standards of quality required by this Agreement have not been maintained by the other Party then, at the request of such Party, the other Party shall furnish or permit inspection of representative samples of all materials bearing on or used in connection with its House Marks for the purpose of ensuring that the other Party is complying with such standards of quality. Such Party shall cease and discontinue use of any materials bearing the other Party’s House Marks not in compliance with the requirements of this paragraph.

(d)    Filing; Maintenance. Takeda shall solely be responsible for the prosecution, maintenance, enforcement and defense of each Product Trademark (unless Ovid has adopted the same Product Trademark) and Takeda House Mark in the Territory. Takeda shall bear all costs associated with the Takeda House Marks. Ovid shall solely be responsible for the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

prosecution, maintenance, enforcement and defense of each Product Trademark (unless Takeda has adopted a different Product Trademark in the Takeda Territory) and Ovid House Mark in the Territory. Ovid shall bear all costs associated with the Ovid House Marks. All costs associated with the Product Trademarks shall be shared Commercialization Expenses.

ARTICLE 7 – MANUFACTURING

7.1    API. During the Term, Takeda shall have the initial right and obligation to Take the Lead with respect to Manufacturing of API for use in the creation of Drug Product for the Development and Commercialization of the Product in the Territory under the oversight of the JMC and, with respect to Commercialization in the Ovid Territory, pursuant to the Commercial Supply Agreement. If, during the Term, Takeda elects to transition Manufacturing of API to a Third Party contract manufacturer, then Takeda shall notify Ovid of such intent through the JMC and, should Ovid request to Take the Lead with respect thereto, Takeda shall consider in good faith allowing Ovid to Take the Lead with respect to Manufacturing of such API for the purposes of Development and Commercialization in the Ovid Territory.

7.2    Finished Manufacture and Packaging. Takeda shall be responsible for Finished Manufacture and Packaging of Drug Product for use in the Takeda Territory and Ovid shall be responsible for Finished Manufacture and Packaging of Drug Product for use in the Ovid Territory, in each case, under the oversight of the JMC, and pursuant to the Manufacturing Plan.

7.3    Manufacturing Plan. Following the Effective Date, the JMC shall prepare, for approval by the CGB, a plan for the Manufacturing of API, Finished Manufacturing of Drug Product, and Packaging of Drug Product into Finished Product in the Territory consistent with the provisions of this Article 7 (the “Manufacturing Plan”). Following its approval by the CGB, on at least [*] (but in any event, no later than [*]), the JMC shall update and amend, as appropriate, the then-current Manufacturing Plan and shall submit such updates and/or amendments for review, comment and approval by the CGB. The Manufacturing Plan shall set forth (a) strategies for (i) Manufacturing activities necessary to supply the Parties’ needs for ongoing or anticipated Clinical Trials that are designed to support receipt of Regulatory Approval of the Product in the Territory; (ii) Manufacturing activities designed to explore alternative formulations of Products; and (iii) Manufacturing activities necessary to establish capacity for and to support ongoing or anticipated Commercialization of such Products in each of the Ovid Territory and the Takeda Territory; (b) the respective roles and responsibilities of the Parties in the conduct of such tasks (consistent with this Article 7); and (c) the agreed-upon budget for such tasks.

7.4    Manufacturing Responsibilities.

(a)    Manufacturing Development. The Manufacturing Plan shall allocate to Takeda and Ovid those aspects of Manufacturing and Packaging as are set forth in the Manufacturing Plan.

(b)    Clinical Supply. Unless otherwise determined by the JMC or set forth in the Manufacturing Plan, with respect to all clinical supply necessary to support receipt of Marketing Approval of the Product in the Territory, Takeda shall Take the Lead for the Manufacturing of Drug Product and Packaging of Drug Product into Finished Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)    Commercial Supply. Subject to Section 7.1, with respect to commercial supply of Product, Takeda shall Take the Lead with respect to: (i) the Manufacturing of API in the Territory; and (ii) with respect to the Finished Manufacturing of Drug Product and Packaging of Drug Product into Finished Product for the Takeda Territory and the Extended Takeda Territory, and Ovid shall Take the Lead with respect to the Finished Manufacturing of Drug Product and Packaging of Drug Product into Finished Product for the Ovid Territory and the Extended Ovid Territory. To the extent practicable and as agreed by the JMC, each Party would serve as the secondary source of commercial Product for the other Party, as set forth in the Manufacturing Plan.

7.5    Manufacturing Standards of Conduct. The Parties shall use Commercially Reasonable Efforts to carry out the tasks assigned to them under the Manufacturing Plan in a timely manner. The Parties shall conduct their activities under the Manufacturing Plan in a good scientific manner and in compliance in all material respects with all Applicable Law.

7.6    Manufacturing Records and Reports. Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Manufacturing Plan and all Information resulting from such work. Such records shall fully and properly reflect all work done and results achieved in the performance of the Manufacturing Plan in sufficient detail and in good scientific manner appropriate for regulatory purposes. Each Party shall have the right to receive copies of such records maintained by the other Party, including in electronic format, at reasonable times to the extent reasonably necessary to perform obligations and exercise rights under this Agreement, and to obtain access to originals to the extent needed for patent or regulatory purposes.

7.7    Subcontracts; Affiliates.

(a)    Each Party may perform any of its Manufacturing and supply obligations under the Manufacturing Plan through one or more Third Party manufacturers, provided that (i) such Party remains responsible for the work allocated to, and payment to, such Third Party manufacturer to the same extent it would if it had done such work itself; (ii) the Third Party manufacturer undertakes in writing commercially reasonable obligations of confidentiality and non-use regarding Confidential Information that are no less restrictive than those undertaken by the Parties with respect to Confidential Information pursuant to Article 11 hereof, except that the term of such obligations may be for as long a duration as can reasonably be negotiated with the Third Party manufacturer, but in any case such term shall have a duration that is commercially reasonable under the circumstances; (iii) the Third Party manufacturer agrees in writing to assign or license back (with the right to sublicense) all intellectual property with respect to Compounds or Products developed in the course of performing any such Manufacturing to the Party retaining such Third Party manufacturer (except that such Party shall have the right to agree to commercially reasonable terms permitting the Third Party manufacturer to retain intellectual property generally applicable to its business or the Manufacture of products). A Party may also subcontract Manufacturing work on terms other than those set forth in this Section 7.7(a), with the prior approval of the JMC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    Each Party may perform any of its manufacturing and supply obligations under the Manufacturing Plan through one or more Affiliates, provided that [*] shall not be included in calculating “Manufacturing Expenses” as defined in Article 1, and only [*] shall be so included.

7.8    Clinical Supply Terms. The terms under which Takeda shall supply clinical Drug Product and Finished Product to Ovid shall be set forth in the Manufacturing Plan and a quality agreement to be entered into between the Parties within [*] after the approval of the Manufacturing Plan (the “Quality Agreement”). Such quality agreement shall contain terms and conditions that are consistent with this Agreement and are reasonable given the terms of this collaboration.

7.9    Commercial Supply Terms. From time to time, sufficiently in advance of any anticipated Regulatory Approval that each Party will be able reasonably to expect adequate supply of Product from and after such Regulatory Approval, the Parties shall negotiate in good faith and enter into one or more commercial supply agreements (collectively, the “Commercial Supply Agreement”), on terms that are consistent with the terms hereof and that otherwise set forth the terms (including binding and informational forecasts; orders; delivery and shipping; representations and warranties specific to the applicable Manufacturing; acceptance and rejection, and the like) on which one Party shall supply API, Drug Product or Finished Product, as applicable, to the other Party.

ARTICLE 8 – PAYMENT

8.1    Initial Payment and Milestone Payments.

(a)    Initial Issuance of Equity Interests. Upon the Effective Date, and in consideration for Ovid’s rights in and to the Takeda Intellectual Property licensed hereunder, Ovid shall issue to Takeda, or Takeda’s designated Affiliate, the equity interests in Ovid contemplated by the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit F. Takeda’s obligations under this Agreement shall be subject to the condition precedent that Ovid shall have duly executed such Stock Purchase Agreement in accordance with the terms hereof and shall have consummated the Closing (as defined in the Stock Purchase Agreement).

(b)    Milestone Payments. Ovid shall pay Takeda (or if equity is being issued as payment, at Takeda’s request to Takeda’s designated Affiliate), the following [*] milestone payments within [*] following the first occurrence of each event set forth below (or if Ovid is Publicly Traded at the time, is issuing Milestone Shares to satisfy such payment obligation and is required by the applicable stock exchange on which its shares are listed or by law to obtain stockholder approval prior to making such issuance, such longer period of time as required to obtain such stockholder approval; provided that Ovid shall use its reasonable efforts to obtain

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such stockholder approval as promptly as reasonably possible (including by way of calling a special meeting to obtain such approval)):

(i)    Upon the first patient enrollment in the first Phase III Trial for the first of the Initial Indications (in accordance with the Development Plan): Ovid shall issue Takeda (or Takeda’s designated Affiliate) the number of Milestone Shares equal to the lesser of: (A) eight percent (8%) of Ovid’s outstanding capital stock (with capital stock for purposes of this sentence meaning Ovid’s preferred stock on an as-converted basis, together with Ovid’s common stock) on the date the corresponding milestone is achieved (and adjusted for any issuances of Ovid’s capital stock by Ovid after the milestone date and on or before the payment date, but such adjustment to exclude any common stock issued upon the exercise of option grants); or (B) $US50 million divided by the Milestone Shares Price (the “Initial Milestone Payment”) provided, however, that if an Acquisition of Ovid occurs prior to Ovid’s payment of the Initial Milestone Payment, or if payment of the Initial Milestone Payment shall cause Takeda to beneficially own more than 19.99% of Ovid’s capital stock outstanding, then “Initial Milestone Payment” shall instead mean $US50 million in cash.

(ii)    Upon [*]: Ovid shall pay or issue, at Ovid’s sole discretion, either: (A) $[*] in cash; or (B) the number of Milestone Shares equal to $[*] divided by [*].

(iii)    Upon [*]: Ovid shall pay or issue, at Ovid’s sole discretion, either: (A) $[*] in cash; or (B) the number of Milestone Shares equal to $[*] divided by [*].

(iv)    Upon [*]: Ovid shall pay or issue, at Ovid’s sole discretion, either: (A) $[*] in cash; or (B) the number of Milestone Shares equal to $[*] divided by [*].

(v)    Upon [*]: Ovid shall pay or issue, at Ovid’s sole discretion, either: (A) $[*] in cash; or (B) the number of Milestone Shares equal to $[*] divided by [*].

(vi)    Upon [*]: Ovid shall pay or issue, at Ovid’s sole discretion, either: (A) $[*] in cash; or (B) the number of Milestone Shares equal to $[*].

provided, however, that, if applicable, in no event shall fractional shares be issued in connection with the foregoing and the number of shares of capital stock to be issued shall be rounded down to the nearest whole share (with the value of such fractional share paid to Takeda in cash); provided further, that if an Acquisition of Ovid occurs prior to Ovid’s payment of the milestone payments described in Sections 8.1(b)(ii) through Section 8.1(b)(vi) or if payment of the Initial Milestone Payment shall cause Takeda to beneficially own more than 19.99% of Ovid’s capital stock outstanding, then such applicable milestone payment due as a result of the occurrence of the applicable event described in Sections 8.1(b)(ii) through Section 8.1(b)(vi) shall be paid in cash and not equity; provided further that if any issuance of Milestone Shares contemplated by Sections 8.1(b)(i) through Sections 8.1(b)(vi) is delayed by more than [*] after the date of the corresponding milestone, then from and after such date Takeda shall have the right to elect to receive such milestone payment in cash rather than Milestone Shares and no later than [*] after the date Takeda notifies Ovid in writing that it has elected to receive such a milestone payment in cash, Ovid shall pay such milestone payment to Takeda in cash by wire transfer of immediately available funds to an account specified in writing by Takeda.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)    Ovid shall not enter into any agreements or include any provisions in its Certificate of Incorporation, By-laws or other organizational documents that would conflict with, or impair its ability to promptly comply with, its obligations under this Section 8.1.

8.2    Sharing and Reconciliation of Expenses.

(a)    Sharing of and Allocation of Development Expenses.

(i)    Subject to Section 6.1(c), each Party shall be responsible for fifty percent (50%) of the Development Expenses for the Product in each Initial Indication, in each of those countries of the Takeda Territory and Ovid Territory that Takeda, or Ovid, as the case may be, determines, through the use of Commercially Reasonable Efforts, to seek such Marketing Approval (unless the CGB decides to cease Development in such Initial Indication prior to such time pursuant to Section 2.1).

(ii)    Subject to Section 6.1(c), each Party shall be responsible for fifty percent (50%) of the Development Expenses for the Product in each Additional Indication unless and until either Party makes an Additional Indication Opt-Out pursuant to Section 8.4 (or until the CGB decides to cease Development in such Additional Indication prior to such time pursuant to Section 8.4). Where a Party makes an Additional Indication Opt-Out, then so long as it has not exercised an Opt-In with respect to such Additional Indication, such Party’s obligation to share in Additional Indication Development Expenses (in the manner provided in Section 8.4) shall be reduced pursuant to Section 8.4. Following such Additional Indication Opt-Out, the Party that continues funding of such Additional Indication (the “Funding Party”) shall bear all Additional Indication Development Expenses for which the Party making such Opt-Out is no longer responsible, for so long as such Funding Party elects to continue to pursue such Development of the Product for such Additional Indication.

(b)    Sharing and Allocation of Commercial Expenses.

(i)    Each Party shall be responsible for fifty percent (50%) of the Commercialization Expenses incurred prior to the initial commercial launch of a Product in a given country.

(ii)    After the initial commercial launch of a Product in a given country, each Party shall share in the funding of Commercialization Expenses in such country through the sharing of Operating Profit (or Loss) in accordance with Section 8.3.

(c)    Expenses Exceeding Budget. Each Party agrees to use its Commercially Reasonable Efforts to complete the activities contemplated by a Development Plan or a Commercialization Plan and to do so within the amounts budgeted in their associated Development Budget and Commercialization Budget. If a Party’s Development Expenses or Commercialization Expenses, in each case, in the aggregate exceed [*] of the amount budgeted in a Development Budget or Commercialization Budget, as applicable, for any Calendar Year, the JDC, in the case of the Development Budget, or the JCC, in the case of the Commercialization Budget, shall determine if such excess amount, or any portion thereof, is

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonable under the circumstances. Subject to Section 2.6, if the JDC or JCC, as applicable, determines such excess amounts are reasonable, such amounts shall be deemed Development Expenses or Commercialization Expenses, as applicable; otherwise, the excess shall be the sole responsibility of such Party. If the JDC or JCC, as applicable, cannot reach a consensus regarding the reasonableness of such excess expenses, such dispute shall be referred to the CGB for resolution. For the avoidance of doubt, (i) neither Party shall have final decision-making authority with respect to whether an excess Development Expense or Commercialization Expense was reasonable; and (ii) nothing herein shall be interpreted as limiting a Party’s ability to incur costs in excess of any budget should it elect to do so.

8.3    Sharing of Operating Profits and Operating Losses Following Commercial Launch of the Product. For so long as the Product is being sold in the Territory, Takeda and Ovid shall share all Operating Profits and all Operating Losses (as applicable) for the Product in the Territory, excluding any countries for which a Party has made a Territory Opt-Out, on the basis of their respective Contribution Allocations. The Parties acknowledge that, in the event the Product is Developed for an Additional Indication for which Marketing Approval is obtained and for which a Party had made an Additional Indication Opt-Out, the Parties’ respective Contribution Allocations will change in accordance with Section 8.4, and as calculated pursuant to the definition of “Contribution Allocation,” and that such Contribution Allocations may change further in the event that a Party thereafter makes an Opt-In. An example of the calculation of the Parties’ Contribution Allocations resulting from an Additional Indication Opt-Out and an Opt-In is set forth in Schedule 8.3.

8.4    Additional Indication Opt-Out; Opt-In; Changes to Contribution Allocation.

(a)    Right to Make Additional Indication Opt-Out. On an Additional Indication-by-Additional Indication basis, if the Parties, through the JDC, determine to pursue further Development activities with respect to an Additional Indication (which may or may not include, as a first step, the conduct of a POM Study in such Additional Indication), each Party shall have the one-time right to make an Additional Indication Opt-Out for such Additional Indication, exercisable [*], by written notice to the other Party, either (i) during the [*] period following the determination at the JDC (or the CGB, as the case may be) that a proposed indication be deemed an Additional Indication and [*], or (ii) if not exercised under clause (i), during the [*] period following [*], but in any event no later than [*] after [*]; provided however that no exercise of the Additional Indication Opt-Out may be made after the date of [*]. Such notice shall specify that such Party is exercising an Additional Indication Opt-Out with respect to such Additional Indication, and whether such Party elects to reduce its share of funding of Development Expenses for the Product in the Additional Indication (the “Additional Indication Development Expenses”) from the original [*] to either (x) [*]; or (y) [*]. The Additional Indication Opt-Out shall be effective as of the date of such notice, except that such Party’s reduced percentage of Additional Indication Development Expenses shall, with respect to Development Expenses relating to a Clinical Trial, only apply to such Development Expenses if the first dosing of a patient in such Clinical Trial occurs at least [*] after the date of such notice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    Effects of Additional Indication Opt-Out. During the period that an Additional Indication Opt-Out is in effect with respect to a given Additional Indication:

(i)    the Funding Party shall have the right to exercise any and all other rights hereunder to Develop and Commercialize Products for such Additional Indication in its territory (but not in the other Party’s territory);

(ii)    the Party that made such Additional Indication Opt-Out shall be required to continue to Take the Lead in its territory as to all Development, Regulatory, Commercialization and other matters for which it was designated to Take the Lead immediately before the effectiveness of such Opt-Out[*];

(iii)    all governance and Information-sharing processes and obligations hereunder shall continue to apply to the Development of such Additional Indication, except that the Funding Party shall have [*] for such Additional Indication with respect to any and all Development, regulatory, Commercialization and other matters hereunder in the Territory;

(iv)    the Funding Party shall [*] with respect to the Development or Commercialization of such Product in such Additional Indication hereunder.

(c)    Opt-In. If a Party makes an Additional Indication Opt-Out, then such Party shall thereafter have the right to exercise an Opt-In for such Additional Indication, exercisable [*] by written notice to the other Party during the [*] period following [*], but in any event no later than [*] after [*]; provided however that no exercise of an Opt-In for such Additional Indication may be made after the date of [*]. For clarity, a Party shall have the right to exercise its Opt-In right following [*]. Such notice shall specify that such Party is exercising an Opt-In with respect to such Additional Indication. The Opt-In shall be effective as of the date (after such notice) on which such Party pays in full to the Funding Party an amount (the “Opt-In Payment”) equal to the sum of: (i) [*] or [*], as the case may be (depending on whether such Party had reduced its funding to [*] or to [*]) of all Additional Indication Development Expenses that the Funding Party incurred through the date of such payment and as to which the Party exercising such Opt-In had not previously paid [*] thereof (the “Funding Deficiency”), plus (ii) a premium equal to [*] of such Funding Deficiency. Such Opt-In Payment shall be due and payable no later than [*] following delivery of notice of such Opt-In[*]. For clarity, (x) upon such Party’s payment of such Opt-In Payment to the Funding Party, such Party’s Contribution Allocation shall be adjusted, as of the last day of the Calendar Quarter in which such payment is made, to reflect its payment of the Funding Deficiency, and (y) no Opt-In shall be effective until the Party exercising such Opt-In has given appropriate notice as contemplated hereby and has paid the full amount of the Opt-In Payment. From and after the effective date of such Opt-In, the provisions of Section 8.5(b) shall be of no further force or effect with respect to such Additional Indication[*].

8.5    Reconciliation and Settlement.

(a)    Within [*] after the end of each calendar month, each Party shall provide a good faith estimate of its Development Expenses, Commercialization Expenses and Net Sales for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the current month in the form of a written report to a finance officer designated by Takeda and a finance officer designated by Ovid (the “Finance Officers”), to satisfy each Party’s financial reporting requirements. Within [*] after the end of each Calendar Quarter during the Term, each Party shall provide a written report to the other Party’s Finance Officer setting forth the Development Expenses (including where jointly funded, all Additional Indication Development Expenses) and Commercialization Expenses it incurred in such Calendar Quarter with respect to the Product, and its Net Sales of the Product (each, a “Quarterly Report”). Each Quarterly Report shall specify in reasonable detail all Development Expenses, Commercialization Expenses and Net Sales of the applicable Party, and, if requested by the other Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*] or with respect to which documentation is otherwise reasonably requested.

(b)    Within [*] after receipt of each Quarterly Report, the Finance Officers shall confer and agree in writing on whether a net settlement payment is due from Takeda to Ovid or Ovid to Takeda, and if so, the amount of such net settlement payment, so that Takeda and Ovid share (x) all Development Expenses in accordance with Section 8.2(a), (y) all Commercialization Expenses in accordance with Section 8.2(b)(i) or 8.2(b)(ii), as the case may be, and (z) all Operating Profit (or Loss) in accordance with Section 8.3.

(c)    The Party obligated to pay such net settlement payment under Section 8.5(b) shall make such payment to the other Party within [*] after the end of such [*] conferral period; provided, however, that in the event of any disagreement with respect to the calculation of such net settlement payment, any undisputed portion of such net settlement payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [*] after the date on which Takeda and Ovid, using good faith efforts, resolve the dispute or, if not so resolved within [*], within [*] after such dispute is resolved pursuant to Section 13.2. In addition, following the Effective Date, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner.

(d)    For the avoidance of doubt, no cost or expense shall be counted more than once in calculating Development Expenses, Commercialization Expenses or Net Sales, even if such cost or expense falls into more than one of the cost categories included in Development Expenses, Commercialization Expenses or Net Sales.

8.6    Consistency with Accounting Treatment. All calculations of Development Expenses, Commercialization Expenses and Net Sales hereunder shall be made in accordance with Accounting Standards, including the provisions thereof regarding expense and revenue recognition, as applied by Takeda and Ovid consistently with their application in their respective external financial reporting.

8.7    Payment for Third Party Licenses. The Parties shall share, in accordance with their applicable Contribution Allocation, any payments associated with any royalties owed to any Third Party for intellectual property that the Parties have mutually agreed is necessary or useful for the Exploitation of a Product in the Field in the Territory, including in connection with any actions under Section 9.8.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.8    Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars owed to a Party under this Agreement shall be the monthly average exchange rate between each currency of origin and U.S. Dollars as reported by Bloomberg, Oanda or an equivalent resource as agreed by the Parties.

8.9    Taxes.

(a)    Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate, to the extent feasible and legal, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use all Commercially Reasonable Efforts to cooperate and coordinate with each other to achieve such objective.

(b)    Payment of Tax. A Party receiving a payment pursuant to this Article 8 shall pay any and all taxes levied on such payment. A Party making a payment pursuant to this Article 8 shall make a reasonable effort to obtain the lowest tax rate under Applicable Laws for taxes required to be deducted and withheld. If Applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Article 8, after a Party making a payment makes a reasonable effort to obtain the lowest tax rate, the remitting Party shall: (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within [*] following that payment.

(c)    Tax Residence Certificate. A Party receiving a payment pursuant to this Article 8 shall provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(d)    Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Laws. The Parties shall cooperate with each other, at the expense of the Party making the protest, in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

(e)    Credit. Each Party shall cooperate with the other Party in seeking any tax exemption or credits that may be available to such Party with respect to the Compound, including the tax credit available under Section 45C of the Internal Revenue Code by reason of such Party’s research and development expenditures contributing to the Compound being granted Orphan Drug status by the FDA, or foreign equivalent statutes or regulations.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.10    Corrections to Calculations. In the event either Party discovers a need for correction in calculating the amount of Development Expenses or Commercialization Expenses incurred by such Party, or Net Sales made by such Party, during any previous Calendar Quarter, it shall promptly notify the other Party of such discovery. The Parties shall then discuss the validity and appropriateness of the correction. If the Parties agree that such correction should be made and collectively verify the amount to be corrected (or if correction is identified by an auditor pursuant to any audit contemplated by Section 8.10, then such amounts shall be included in the following Quarterly Report of such Party; provided that only corrections for expenses that have occurred in the previous [*] prior to the date of the notice described in the first sentence of this Section 8.10 shall be eligible for correction. If the Parties do not agree on the validity or appropriateness of the requested correction, such dispute shall be referred to the CGB for resolution. For the avoidance of doubt, neither Party shall have final decision-making authority with respect to the validity or appropriateness of the requested correction.

8.11    Audit. Each Party will maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the calculation of payments under this Agreement. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [*] from the end of the Calendar Year to which they pertain for examination at the expense of the requesting Party, and not more often than [*] each Calendar Year, by an independent certified public accountant selected by the requesting Party and reasonably acceptable to the other Party, for the sole purpose of verifying the accuracy of the financial reports furnished by the other Party pursuant to this Agreement. Any such auditor shall not disclose the other Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the other Party or the amount of payments due by the other Party under this Agreement during the prior [*]. Any amounts shown to be owed but unpaid shall be paid within [*] from the accountant’s report, plus interest (as set forth in Section 8.12) from the original due date. Any amounts shown to have been overpaid shall be refunded within [*] from the accountant’s report. The requesting Party shall bear the full cost of such audit unless such audit discloses an underpayment by other Party of more than [*] of the amount due, in which case the other Party shall bear the full cost of such audit.

8.12    Manner of Payment, Late Payment. All payments due to a Party hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by such Party. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to such Party until the date of payment at the per annum rate of [*] over the then-current U.S. Prime Rate (PRIME:IND) quoted by Bloomberg or the maximum rate allowable by Applicable Laws, whichever is lower.

8.13    Finance and Accounting Working Group. The Parties shall cooperate with each other to achieve the finance and accounting objectives contemplated herein in a timely, accurate and responsive manner. The Parties shall establish a finance and accounting working group to manage financial and accounting affairs related to the Products, which, for at least [*] after the Effective Date, shall meet [*] unless otherwise agreed upon by the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9 – INTELLECTUAL PROPERTY MATTERS

9.1    Ownership of Inventions. Subject to the licenses set forth in Article 3 and the rights set forth in this Article 9, Ovid shall retain ownership of the Ovid Intellectual Property and Takeda shall retain ownership of the Takeda Intellectual Property. As between the Parties all right, title and interest to Inventions conceived and reduced to practice, or otherwise created, (i) by or under the authority of Ovid or its Affiliates or sublicensees, independently of Takeda and its Affiliates, shall be owned by Ovid (“Ovid Inventions”); (ii) by or under the authority of Takeda or its Affiliates or sublicensees, independently of Ovid and its Affiliates, shall be owned by Takeda (“Takeda Inventions”); and (iii) by personnel of Ovid or its Affiliates and Takeda or its Affiliates shall be jointly owned by Ovid and Takeda (“Joint Inventions”). Any Patent application claiming a Joint Invention, which is filed by a Party or its Affiliate after the Effective Date, together with any resulting Patent, shall be referred to herein as a “Joint Patent”. Ovid’s interest in any Inventions shall be automatically included in the Ovid Intellectual Property (to the extent applicable). Takeda’s interest in any Inventions shall be automatically included in the Takeda Intellectual Property (to the extent applicable). Except as expressly provided otherwise in this Agreement, neither Party shall have any obligation to obtain any approval of the other Party for, nor pay the other Party any share of the proceeds from or otherwise account to the other Party for, the practice, enforcement, licensing, assignment or other exploitation of Joint Inventions, or any Joint Patents or other intellectual property rights therein, and each Party hereby waives any right it may have under the laws of any country to require such approval, sharing or accounting, to the extent such practice, enforcement or licensing relates to products other than the Compound or any Product, and relates to any indications outside the Field.

9.2    Disclosure of Inventions. Each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the Inventions, and all Information relating to such Inventions, to the extent necessary for the use of such invention in the Exploitation of a Product in the Field.

9.3    Prosecution of Patents.

(a)    Takeda Patents and Joint Patents. Except as otherwise provided in this Section 9.3(a), as between the Parties, Takeda shall have the first right and authority to prepare, file, prosecute and maintain the Takeda Patents and Joint Patents in the Territory. [*] all costs of preparation, filing, prosecution and maintenance of the Takeda Patents and Joint Patents in the Territory [*]. Takeda, upon Ovid’s request, shall provide Ovid a reasonable opportunity to review and comment on material communications from any patent authority regarding such Takeda Patents and Joint Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Takeda shall consider Ovid’s comments regarding such communications and drafts in good faith. If Takeda determines in its sole discretion to abandon or not maintain any Takeda Patent(s) or Joint Patent(s) that is or are being prosecuted or maintained by Takeda in the Territory, then Takeda shall provide Ovid with written notice of such determination within a period of time reasonably necessary to allow Ovid to determine, in its sole discretion, its interest in such Takeda Patent(s) or Joint Patent(s) (which notice by Takeda shall be given no later than [*] prior to the final deadline for any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pending action or response that may be due with respect to such Takeda Patent(s) or Joint Patent(s) with the applicable patent authority). In the event Ovid provides written notice expressing its interest in obtaining such Takeda Patent(s) or Joint Patent(s), Takeda shall transfer to Ovid[*] responsibility for the preparation, filing, prosecution and maintenance of such Takeda Patent(s) and Joint Patent(s), and such Takeda Patent(s) and Joint Patent(s) shall thereafter constitute Ovid Patents. For clarity, all costs of preparation, filing, prosecution and maintenance of such transferred Takeda Patent(s) and Joint Patent(s) shall be [*].

(b)    Ovid Patents. Except as otherwise provided in this Section 9.3(b), as between the Parties, Ovid shall have the first right and authority to prepare, file, prosecute and maintain the Ovid Patents in the Territory. [*] all costs of preparation, filing, prosecution and maintenance of the Ovid Patents in the Territory [*]. Ovid, upon Takeda’s request, shall provide Takeda a reasonable opportunity to review and comment on material communications from any patent authority regarding such Ovid Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Ovid shall consider Takeda’s comments regarding such communications and drafts in good faith. If Ovid determines in its sole discretion to abandon or not maintain any Ovid Patent(s) that is or are being prosecuted or maintained by Ovid in the Territory, then Ovid shall provide Takeda with written notice of such determination within a period of time reasonably necessary to allow Takeda to determine, in its sole discretion, its interest in such Ovid Patent(s) (which notice by Ovid shall be given no later than [*] prior to the final deadline for any pending action or response that may be due with respect to such Ovid Patent(s) with the applicable patent authority). In the event Takeda provides written notice expressing its interest in obtaining such Ovid Patent(s), Ovid shall transfer to Takeda[*] responsibility for the preparation, filing, prosecution and maintenance of such Ovid Patent(s) and thereafter such Ovid Patent(s) shall constitute Takeda Patents. For clarity, all costs of preparation, filing, prosecution and maintenance of such Ovid Patent(s) shall be [*].

(c)    Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below.

(i)    The Parties shall respectively prepare, file, maintain and prosecute the Takeda Patents, Ovid Patents and Joint Patents as set forth in this Section 9.3. As used herein, “prosecution” of such Patents shall include all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

(ii)    All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Takeda Patents, Ovid Patents and Joint Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information and subject to the confidentiality provisions of Article 11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.4    Patent Term Extensions. The CGB will discuss and approve for which, if any, of the Patents within the Takeda Patents, Ovid Patents and Joint Patents in the Territory the Parties should seek Patent Term Extensions in the Territory. Takeda, in the case of the Takeda Patents and Joint Patents, and Ovid in the case of the Ovid Patents, shall act with reasonable promptness in light of the development stage of the Products to apply for any such Patent Term Extensions, in accordance with the CGB’s decision. The Party that does not apply for an extension hereunder will cooperate fully with the other Party in making such filings or actions, including making available all required Regulatory Materials (including underlying data) and Information and executing any required authorizations to apply for such Patent Term Extension. All expenses incurred in connection with activities of each Party with respect to the Patent(s) for which such Party seeks Patent Term Extensions pursuant to this Section 9.4 shall be shared by the Parties in accordance with Section 8.3.

9.5    Orange Book Listing. Takeda shall be solely responsible for maintaining the Takeda Patents and the Joint Patents on the Orange Book. Ovid shall be solely responsible for maintaining the Ovid Patents on the Orange Book.

9.6    Infringement of Patents by Third Parties.

(a)    Notification. Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of the Takeda Patents, Ovid Patents or Joint Patents in the Field in the Territory of which it becomes aware, and shall provide all information in such Party’s possession or control demonstrating such infringement.

(b)    Infringement Actions.

(i)    Takeda shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of the Takeda Patents or the Joint Patents related to the making, using, importing, offering for sale or selling a Product in the Field in the Territory (a “Takeda Infringement”), subject to Section 9.6(b)(ii), and Section 9.6(b)(v) and Section 9.6(b)(vi) below. Takeda shall consult with Ovid regarding any possible Takeda Infringement suit or other action and shall consider in good faith Ovid’s input with respect thereto.

(ii)    Takeda shall notify Ovid of its election to take any action in accordance with Section 9.6(b)(i) within [*] before any time limit set forth in an Applicable Laws or regulation, including the time limits set forth under Hatch-Waxman 21 U.S.C. § 355. If Takeda elects to bring suit or take action against the Takeda Infringement, then Ovid shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action[*]. Any such expenses of Ovid shall be [*]. If Takeda does not elect to bring suit or take action against the Takeda Infringement, then Ovid shall have the right to bring suit or take action against the Takeda Infringement. Ovid shall consult with Takeda regarding any such Takeda Infringement suit or other action and shall consider in good faith Takeda’s input with respect thereto. If Ovid elects to bring suit or take action against such Takeda Infringement, then Takeda shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action[*]. Any such expenses of Takeda shall be [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)    Ovid shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of the Ovid Patents related to the making, using, importing, offering for sale or selling a Product in the Field in the Territory (an “Ovid Infringement”), subject to Section 9.6(b)(iv), Section 9.6(b)(v) and Section 9.6(b)(vi) below. Ovid shall consult with Takeda regarding any possible Ovid Infringement suit or other action and shall consider in good faith Takeda’s input with respect thereto.

(iv)    Ovid shall notify Takeda of its election to take any action in accordance with Section 9.6(b)(iii) within [*] before any time limit set forth in an Applicable Laws or regulation, including the time limits set forth under Hatch-Waxman (21 U.S.C. § 355). If Ovid elects to bring suit or take action against the Ovid Infringement, then Takeda shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action[*]. Any such expenses of Takeda shall be [*]. If Ovid does not elect to bring suit or take action against the Ovid Infringement, then Takeda shall have the right to bring suit or take action against the Ovid Infringement. Takeda shall consult with Ovid regarding any such Ovid Infringement suit or other action and shall consider in good faith Ovid’s input with respect thereto. If Takeda elects to bring suit or take action against such Ovid Infringement, then Ovid shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action[*]. Any such expenses of Ovid shall be [*].

(v)    Each Party shall provide to the Party enforcing any such rights under this Section 9.6(b) reasonable assistance in such enforcement, including joining such action as a party plaintiff if required by Applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy, filing of important papers to the competent court, which consent shall not be unreasonably withheld, conditioned or delayed. All expenses of such enforcement shall be shared as Commercialization Expenses in accordance with Article 8.

(vi)    Subject to this Section 9.6(b)(vi), [*] all costs and expenses arising from a suit or action against a Takeda Infringement or an Ovid Infringement (collectively, a “Product Infringement”) [*]. For the avoidance of doubt, [*] the other Party’s internal costs (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided in Section 9.6(b)(v). The Party not bringing an action with respect to Product Infringement in the Territory under this Section 9.6(b) shall be entitled to separate representation in such matter by counsel of its own choice [*], but such Party shall at all times cooperate fully with the Party bringing such action.

(c)    Settlement. The enforcing Party shall have the sole right to settle any claim, suit or action that it brought under this Section 9.6; provided that (i) the enforcing Party shall consider the other Party’s input on any proposed settlement in good faith, and (ii) no settlement shall admit to the invalidity or unenforceability of any Patent, incur any financial liability on the part of the other Party or require an admission of liability, wrongdoing or fault on the part of the other Party, in each case, without the other Party’s prior written consent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)    Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit or action brought under Sections 9.6(b), 9.6(c), or 9.8(b) or any royalties from a license agreement with a Third Party related to any alleged Product Infringement, whether such damages or royalties result from the infringement of Takeda Patents, Ovid Patents or Joint Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action or license [*], and any remaining amounts shall be [*].

9.7    Infringement of Third Party Rights in the Territory.

(a)    Notice. If any Product used or sold by either Party, its Affiliates, licensors or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent owned or controlled by such Third Party, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall agree on and enter into an “identity of interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

(b)    Defense. Takeda shall have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement of a Patent as described in Section 9.7(a) in the Takeda Territory and the ROW Territory. If Takeda does not elect to defend such Third Party claim or assertion of infringement, then Ovid shall have the right to defend such Third Party claim or assertion of infringement. Ovid shall consult with Takeda regarding the defense of such Third Party claim or assertion of infringement and shall consider in good faith Takeda’s input with respect thereto. Ovid shall have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement of a Patent as described in Section 9.7(a) in the Ovid Territory. If Ovid does not elect to defend such Third Party claim or assertion of infringement, then Takeda shall have the right to defend such Third Party claim or assertion of infringement. Takeda shall consult with Ovid regarding the defense of such Third Party claim or assertion of infringement and shall consider in good faith Ovid’s input with respect thereto. The expense of such action to defend such claim shall be [*]. The defending Party shall consult with the non-defending Party regarding any possible actions to defend such claim and shall consider in good faith such Party’s input with respect thereto. The non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney.

(c)    Settlement; Licenses. Neither Party shall enter into any settlement of any claim described in this Section 9.7 that incurs any financial liability on the part of the other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party, in each case, without the other Party’s prior written consent. Each Party shall have the right to decline to defend or to tender defense of any such claim to the other Party upon reasonable notice, including if the other Party fails to agree to a settlement that such Party proposes. In the event that it is determined by any court of competent jurisdiction that the Exploitation of a Product in the Field in the Territory, conducted in accordance with the terms and conditions of this Agreement, infringes, or the CGB determines that such activities are likely to infringe, any Patent, copyright, trademark, data exclusivity right or trade secret right arising under Applicable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Laws of any Third Party, the Parties shall use Commercially Reasonable Efforts to: (i) procure a license from such Third Party authorizing the Parties to continue to conduct such activities; or (ii) modify such activities so as to render them non-infringing.

9.8    Patent Oppositions and Other Proceedings.

(a)    Third-Party Patent Rights. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, re-examination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party and having one or more claims that cover, or allegedly cover, a Product, or the use, sale, offer for sale or importation of a Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 9.7, in which case the provisions of Section 9.7 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Takeda shall have the first right, but not the obligation, to bring such action in the Takeda Territory and the ROW Territory. Ovid shall be entitled to separate representation in such proceeding by counsel of its own choice [*], and shall cooperate fully with Takeda bringing such action. Ovid shall have the first right, but not the obligation, to bring such action in the Ovid Territory. Takeda shall be entitled to separate representation in such proceeding by counsel of its own choice [*], and shall cooperate fully with Ovid bringing such action. The expenses of the Party bringing any such action shall, to the extent [*], and otherwise shall [*]. Each Party shall have the right to bring such action and transfer the right to do so to the other Party upon reasonable notice.

(b)    Parties’ Patent Rights. If any Takeda Patent, Ovid Patent or Joint Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.7, in which case the provisions of Section 9.7 shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent as set forth in Section 9.3 hereof, shall control such defense. All expenses of such defense shall be [*]. The controlling Party shall consult with non-controlling Party regarding the proceeding and shall consider in good faith the non-controlling Party’s input with respect thereto. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Laws, and to be represented by its own counsel in such proceeding[*]. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action, and all expenses of such defense shall be [*]. Any awards or amounts received in defending any such Third-Party action shall be allocated between the Parties as provided in Section 9.6(d).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 10 – REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1    Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date that:

(a)    Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)    Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered in a proceeding at law or in equity).

(c)    Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Laws or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

(d)    No Further Approval. No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Compounds and the Products as contemplated hereunder).

(e)    No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

10.2    Additional Representations and Warranties of Takeda. Takeda represents and warrants as of the Effective Date to Ovid that:

(a)    Takeda has all rights necessary to grant the licenses under the Takeda Intellectual Property and rights of cross-reference under Regulatory Materials, in each case, existing as of the Effective Date that it grants to Ovid in this Agreement.

(b)    As of the Effective Date, the Patents set forth in Exhibit C represent all Patents that Takeda or any of its Affiliates owns or Controls that claim or disclose any Invention necessary or useful for the Exploitation of the Lead Compound or the Products in the Field in the Territory. Takeda is the sole and exclusive owner of the entire right, title and interest in the Takeda Patents, free of any encumbrance, lien, or claim of ownership by any Third Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)    To Takeda’s Knowledge, there is no actual or threatened infringement or misappropriation of the Takeda Intellectual Property by any Person in the Territory.

(d)    The Takeda Patents are being prosecuted in the Territory in accordance with Applicable Laws and Takeda’s customary procedures. To Takeda’s Knowledge, the Takeda Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

(e)    To Takeda’s Knowledge, each of the Takeda Patents properly identifies each and every inventor of the claims thereof as determined in accordance with Applicable Laws of the jurisdiction in which such Takeda Patent is issued or such application is pending.

(f)    To Takeda’s Knowledge, the Takeda Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of Takeda, no breach of such confidentiality has been committed by any Third Party.

(g)    To the extent permissible under Applicable Laws, all employees of Takeda or its Affiliates performing activities under this Agreement are under an obligation to assign all right, title and interest in and to their inventions and other Takeda Know-How, whether or not patentable, and intellectual property rights therein, to Takeda or its Affiliate(s) as the sole owner thereof, and no obligation exists to remunerate any inventor employed as of or prior to the Effective Date by Takeda or any of its Affiliates in respect of any such inventions or other Takeda Know-How, except for obligations that Takeda and its Affiliates will pay in full.

(h)    The inventions claimed or disclosed by the Takeda Patents: (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof; (ii) are not a “subject invention” as that term is described in 35 U.S.C. §201(f); and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act.

(i)    To Takeda’s Knowledge, no claim or litigation in the Territory has been brought or threatened by any Person alleging, and Takeda has no Knowledge of any claim, whether or not asserted: (i) that any of the Takeda Patents is invalid or unenforceable; (ii) that the Regulatory Materials, the Takeda Intellectual Property, or the disclosing, copying, making, assigning, practicing, or licensing of the Regulatory Materials or the Takeda Intellectual Property, violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe; or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person; or (iii) related to the development or commercialization of the Products, including any claims of Product Liability, or Patent infringement as of the Effective Date.

(j)    To Takeda’s Knowledge, all Products: (i) have been Manufactured, tested, released, stored, supplied and otherwise handled in material compliance with Applicable Laws (including all FDA regulatory requirements and cGMPs), and the Product NDAs; (ii) have been Manufactured in facilities that are in material compliance with Applicable Laws; and (iii) while in Takeda’s Control, have not been adulterated or misbranded within the meaning of the FFDCA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(k)    To Takeda’s Knowledge, Takeda and its Affiliates have provided or made available to Ovid prior to the Effective Date, true, complete, and correct copies (as of the Effective Date) of all material information known to Takeda with respect to the safety and efficacy of the Lead Compound, and all of the foregoing information and documents provided are true, correct, and complete in all material respects.

10.3    Additional Representations and Warranties of Ovid. Ovid represents and warrants as of the Effective Date to Takeda that:

(a)    Neither Ovid nor its Affiliates own or Control any Patents or other intellectual property rights that cover the composition of matter or any method of use of the Lead Compound.

(b)    To the extent permissible under Applicable Laws, all employees of Ovid or its Affiliates performing activities under this Agreement are under an obligation to assign all right, title and interest in and to their inventions and other Ovid Know-How, whether or not patentable, and intellectual property rights therein, to Ovid or its Affiliate(s) as the sole owner thereof.

10.4    Additional Representations, Warranties and Covenants of Both Parties.

(a)    Transparency Reporting. Each Party shall be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors, and agents pursuant to the requirements of the marketing reporting laws of any Government Authority in the Territory, including Section 6002 of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act.”

(b)    No Diminution of Intellectual Property Rights. For the duration of the Term, neither Party shall, and neither Party shall permit its Affiliates to, grant to any Third Party rights in the Field in the Territory that encumber, diminish or conflict with the rights granted to the other Party hereunder with respect to the Takeda Intellectual Property or Ovid Intellectual Property, as the case may be, or any Regulatory Materials.

(c)    Invention Assignments. To the extent permissible under Applicable Laws, all employees of each Party or its Affiliates performing activities under this Agreement shall be under an obligation to assign all right, title and interest in and to their inventions and other Ovid Know-How or Takeda Know-How, as applicable, whether or not patentable, and intellectual property rights therein, to such Party or its Affiliate(s) as the sole owner thereof. Neither Party shall have any obligation to contribute to any remuneration of any inventor employed or previously employed by the other Party or any of its Affiliates in respect of any such inventions, Ovid Know-How, Takeda Know-How and discoveries and intellectual property rights therein that are so assigned to such other Party or its Affiliate(s). Each Party will pay all such remuneration due to such inventors with respect to such inventions and other Ovid Know-How or Takeda Know-How, and intellectual property rights therein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)    Debarment. Each Party represents and warrants as of the Effective Date, and covenants during the Term as to any provision of this subsection (d) that speaks after the Effective Date, that (i) neither it nor any of its Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Regulatory Authorities in the Territory, and neither such Party nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement or any Ancillary Agreements, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA;(ii) such Party shall inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement or any Ancillary Agreements is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s Knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder; and (iii) neither such Party, nor any of its Affiliates, has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority or Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority or Regulatory Authority, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority or Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(e)    Compliance with Laws. In performing its obligations under this Agreement or any Ancillary Agreement, each Party shall, and shall cause its Affiliates to, comply with all Applicable Laws.

(f)    Non-Solicitation. Neither Party, without the prior written consent of the other Party, during the Term, will solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of the other Party, or any of its Affiliates, to become an employee of such Party, it being understood that an offer of employment that results directly from unsolicited responses to general advertisements for employment will not be deemed to be in violation of this provision.

10.5    NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS IN THE TERRITORY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 11 – CONFIDENTIALITY

11.1    Nondisclosure. Each Party agrees that, during the Term and for a period of [*] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value; (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 11.1 shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information that has been identified as a trade secret shall survive such [*] period for so long as such Confidential Information remains protected as a trade secret under Applicable Laws.

11.2    Exceptions. The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent evidence:

(a)    is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b)    is known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(c)    is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge, is not bound by a similar duty of confidentiality or restriction on its use;

(d)    is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates, generally known or available, either before or after it is disclosed to the Receiving Party;

(e)    is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or access to Confidential Information belonging to the Disclosing Party; or

(f)    is the subject of written permission to disclose provided by the Disclosing Party.

11.3    Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a)    filing or prosecuting patents as permitted by this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    filing Regulatory Materials in order to obtain or maintain Regulatory Approvals;

(c)    prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d)    complying with Applicable Laws or regulations or court or administrative orders; or

(e)    to its Affiliates, sublicensees or prospective sublicensees, subcontractors or prospective subcontractors, payors, consultants, agents and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement and to (i) consultants, attorneys, accountants, and banks, in each case, engaged or working on behalf of the Receiving Party; and (ii) acquirers or potential acquirers, and investors or potential investors, in each case, of the Receiving Party (excluding, in the case of this clause (ii), disclosure of any Confidential Information (other than the terms of this Agreement) specific to or provided by the Disclosing Party), each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this Article 11; provided that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 11.3(e) to treat such Confidential Information as required under this Article 11.

(f)    if and whenever any Confidential Information is disclosed in accordance with this Section 11.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clauses (a) through (d) of this Section 11.3, it will, except where impracticable or not permitted by Applicable Law, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure and shall be jointly and severally liable for any breach of this Article 11 by such Person.

11.4    Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties. For clarity, either Party shall be permitted to disclose the terms of this Agreement in accordance with Section 11.3(e).

11.5    Publicity. The Parties shall make a joint public announcement of the execution of this Agreement in the form attached as Exhibit G, which shall be issued at a time to be mutually agreed by the Parties. Unless required by law or the rules of any securities exchange, each Party agrees not to issue any other press release or other public statement or file any document with the SEC disclosing information relating to this Agreement or the transactions

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

contemplated hereby that contains information not previously publicly disclosed in accordance with this Section 11.5 without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed. Once any statement is approved for disclosure by the Parties or information is otherwise made public in accordance with this Section 11.5, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party provided such information remains accurate as of such time. Notwithstanding anything herein to the contrary, either Party may inform its customers, suppliers and business contacts of the licensing of the Products hereunder in the ordinary course of business. Additionally, Ovid shall be permitted from time to time to disclose, in the normal course of providing updates on its status to investors and the general public, including without limitation, on its website, the then-current Development status of the Product (which disclosure shall be subject to review in a manner consistent with Section 11.6).

11.6    Securities Filings. Notwithstanding anything to the contrary in this Article 11, in the event either Party proposes to file with the SEC or the securities regulators of any state or other jurisdiction or any securities exchange a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties not previously disclosed, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing at least [*] prior to such filing other than a Current Report on Form 8-K which shall be provided [*] prior to such filing (and any material revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties or that file this Agreement or any related agreements between the Parties. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment with respect to portions of this Agreement or any related agreements between the Parties that the other Party reasonably requests to be kept confidential and shall only disclose the terms and conditions of this Agreement or any related agreements between the Parties or any Confidential Information that it is reasonably advised by counsel is legally required to be disclosed. No such notice shall be required if the description of or reference to this Agreement or a related agreement between the Parties contained in, or attached as an exhibit to, the proposed filing has been included in any previous filing made by either Party in accordance with this Section 11.6 or otherwise approved by the other Party.

11.7    Relationship to Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement; provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed Confidential Information hereunder and shall be subject to the terms and conditions of this Agreement.

11.8    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 11. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.9    Publications. Each Party recognizes that the publication of papers regarding the results of Clinical Trials and other information regarding the activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, the CGB shall develop procedures for review and approval of publications (or any other public disclosures regarding a Product) with respect to data generated from the Development of Products in the Field and/or including Confidential Information and neither Party shall permit any publication in violation of such procedures. Such procedures shall be in accordance with the terms and conditions of this Agreement and shall ensure the publication of any such summaries of the Clinical Trials data and results as required under Applicable Law, including any publication on an applicable clinical trial registry.

ARTICLE 12 – TERM AND TERMINATION

12.1    Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until neither Ovid nor Takeda any longer Commercializes a Product in the Field in the Territory, unless earlier terminated pursuant to this Article 12 (the “Term”).

12.2    Termination for Material Breach.

(a)    Breach. Either Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [*] after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party (the “Cure Period”). The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 12.2(a) shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period. The right of either Party to terminate this Agreement as provided in this Section 12.2(a) shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement. Notwithstanding the foregoing, in the event of a material breach of this Agreement by the Breaching Party that is specific to and limited to a particular Region or Regions in the Territory, the Non-Breaching Party’s right to terminate in accordance with this Section 12.2 shall be limited to such Region(s).

(b)    Disputed Breach. If the alleged Breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 12.2(a), and such alleged Breaching Party provides the other Party notice of such dispute within [*] of receipt of such notice, then the Non-Breaching Party shall not have the right to terminate this Agreement under Section 12.2(a) unless and a determination has been made in accordance with Section 13.2(b) that the alleged Breaching Party has materially breached the Agreement, and such Party fails to cure such breach within [*] following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [*] following such determination). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.3    Termination for Convenience. At any time after completion of the first POM Study for the first Initial Indication, either Party shall have the right to terminate this entire Agreement at any time upon providing [*] prior written notice to the other Party ([*] if the Product is then being Commercialized anywhere in the Territory).

12.4    Suspension and Termination for Safety Reasons. Each Party shall have the right, at any time, to suspend the continued Development and/or Commercialization of the Products in the Field in the Territory for a period of [*] (the “Suspension”), upon providing written notice to the other Party, if such Party reasonably determines that the Compound or any Product caused or is likely to cause [*] (“Safety Issue”). If the CGB does not come to a consensus with regard to such Safety Issue during the Suspension, either Party may terminate the Agreement (with the understanding that the other Party shall have the continuing right to Develop and Commercialize the Product, as provided in Section 12.7) with immediate effect, upon written notice if: (i) the Executive Officers meet (in person or otherwise) within [*] to resolve the dispute in good faith; and (ii) such Executive Officers are unable to resolve the dispute.

12.5    Termination for Patent Challenge. Takeda may terminate this entire Agreement at any time upon [*] prior written notice to Ovid, if Ovid, or any of Ovid’s Affiliates or sublicensees, directly, or indirectly through assistance granted to a Third Party, commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Takeda Patent or any other Patent owned or controlled by Takeda that claims or discloses the composition of matter or the method of making or using a Product (a “Patent Challenge”); provided that with respect to a Patent Challenge involving Listed Patents, Takeda shall have the right to terminate the Agreement immediately; provided further that with respect to any such Patent Challenge by any non-Affiliate sublicensee, Takeda will not have the right to terminate this Agreement under this Section 12.3 if, within [*] of Takeda’s notice to Ovid under this Section 12.3, Ovid causes such Patent Challenge to be terminated or dismissed.

12.6    Termination for Insolvency.

(a)    Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files a petition for relief in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes the involuntary subject of any proceeding or action of the type described above and such proceeding or action remains un-dismissed or un-stayed for a period of more than [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)    All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any other jurisdiction outside of the Territory (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall perform all of the obligations in this Agreement intended to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided for under the Bankruptcy Laws, and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the non-bankrupt Party copies of all Patents and Information necessary for the non-bankrupt Party to prosecute, maintain and enjoy its rights under the terms of this Agreement. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 12.6 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

12.7    Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies.

(a)    Takeda Continuation. Upon the termination of this Agreement by Takeda in accordance with Section 12.2 (material breach by Ovid), Section 12.3 (patent challenge by Ovid) or Section 12.6 (Ovid insolvency) or by Ovid in accordance with Section 12.3 (termination for convenience) or Section 12.4 (termination for safety reasons), the following consequences shall apply:

(i)    Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Ovid shall terminate, and Ovid shall cease any and all Development and Commercialization activities with respect to the Products;

(ii)    Except as set forth in Section 12.7(a)(iii), all payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination;

(iii)    Subject to the payment of a royalty, at the Post-Termination Royalty Rate, on Takeda’s Net Sales after the effective date of such termination, on payment, reporting and audit terms substantially the same as the terms for sharing of Net Sales set forth in Article 8 (provided that such reporting and payment shall be made [*] after the end of a Calendar Quarter and Takeda shall be entitled to take a credit against such royalty in the amount of all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

undisputed amounts payable by Ovid to Takeda hereunder which are outstanding as of the date of such termination), Ovid hereby grants to Takeda, effective as of the effective date of such termination and subject to the restrictions and obligations regarding trademarks set forth in Section 6.4, an exclusive (even as to Ovid), transferable, fully paid-up, royalty-free, sublicenseable license in the Field in the Territory, under the Ovid Intellectual Property (including the Ovid House Marks solely for the sale of inventory of any Product on hand at the time of such termination) to Exploit any Product in the Field and in the Territory;

(iv)    The other obligations of each Party to the other Party hereunder, shall terminate, except as provided in Section 12.8 and Section 12.9;

(v)    Takeda shall thereafter have all rights, on a fully paid-up and royalty-free basis, previously licensed by Takeda to Ovid hereunder, itself or with a Third Party or through a Third Party sublicensee, to Develop, Manufacture and Commercialize any Product at Takeda’s sole discretion;

(vi)    The CGB shall coordinate the wind-down of Ovid’s efforts under this Agreement, and Ovid, as soon as reasonably practical after the effective date of such termination, shall provide to Takeda, as applicable and to the extent permitted under any applicable Third Party contract, (1) any Information, including copies of all Clinical Trial data and results, and the like developed by or for the benefit of Ovid relating to a Product; and (2) other documents to the extent relating to the Products that are necessary in the continued Development, Commercialization and Manufacture of a Product (including material documents and agreements relating to the sourcing and Manufacture of a Product for sale, promotion, distribution, or use of a Product) throughout the Territory. Ovid will cooperate with Takeda to provide a transfer of such material Information and documents. At Takeda’s request, Ovid shall assign to Takeda any and all agreements to which Ovid, or its Affiliate, and a Third Party are parties, and that cover or govern the Development, Commercialization and Manufacturing activities conducted in connection with a Product prior to such termination, or if such assignment is not permitted under the relevant agreement, (A) grant to Takeda other rights to provide to Takeda the benefit of such non-assignable agreement, at Takeda’s expense, to the extent permitted under the terms of such non-assignable agreement; or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable Takeda to receive, at Takeda’s expense, the benefit of the terms of such non-assignable agreement. In addition to the actions contemplated in this Section 12.7(a)(vi), Ovid shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights to such Product(s) hereunder to Takeda;

(vii)    Except for termination under Section 12.2, Ovid shall have the right to sell or otherwise dispose of any inventory of any Product on hand at the time of such termination or in the process of Manufacturing in the Ovid Territory; provided that Ovid shall, at Takeda’s election, either destroy or return to Takeda any Product that has not been sold or used within [*] following such termination;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(viii)    Ovid shall transfer to Takeda any and all Regulatory Materials directly and solely related to a Product, including any Product INDs and Product NDAs and, upon Takeda’s request, shall make available to Takeda any other relevant information reasonably related to such Regulatory Materials;

(ix)    Any sublicense granted by Ovid to a Third Party shall continue and be transferred to Takeda; and

(x)    Takeda shall have no further obligation to use Commercially Reasonable Efforts with respect to its obligations hereunder.

(b)    Ovid Continuation. Upon the termination of this Agreement by Ovid in accordance with Section 12.2 (material breach by Takeda) or Section 12.6 (Takeda insolvency) or by Takeda in accordance with Section 12.3 (termination for convenience) or Section 12.4 (termination for safety reasons), the following consequences shall apply:

(i)    Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Takeda shall terminate, and Takeda shall cease any and all Development and Commercialization activities with respect to the Products;

(ii)    Except as set forth in Section 12.7(b)(iii), all payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination;

(iii)    Subject to the payment of a royalty, at the Post-Termination Royalty Rate, on Ovid’s Net Sales after the effective date of such termination, on payment, reporting and audit terms substantially the same as the terms for sharing of Net Sales set forth in Article 8; (provided that such reporting and payment shall be made [*] after the end of a Calendar Quarter and Ovid shall be entitled to take a credit against such royalty in the amount of all undisputed amounts payable by Takeda to Ovid hereunder which are outstanding as of the date of such termination), Takeda hereby grants to Ovid, effective as of the effective date of such termination and subject to the restrictions and obligations regarding trademarks set forth in Section 6.4, an exclusive, non-transferable, sublicenseable license in the Field in the Territory, under the Takeda Intellectual Property (including the Takeda House Marks solely for the sale of inventory of any Product on hand at the time of such termination) to Exploit any Product;

(iv)    The other obligations of each Party to the other Party hereunder, should terminate, except as provided in Section 12.8 and Section 12.9;

(v)    The CGB shall coordinate the wind-down of Takeda’s efforts under this Agreement, and Takeda, as soon as reasonably practical after the effective date of such termination, shall provide to Ovid, as applicable and to the extent permitted under any applicable Third Party contract, (1) any Information, including copies of all Clinical Trial data and results, and the like developed by or for the benefit of Takeda relating to a Product; and (2) other documents to the extent relating to the Products that are necessary in the continued Development, Commercialization and Manufacture of any Product (including material

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

documents and agreements relating to the sourcing and Manufacture of a Product for sale, promotion, distribution, or use of a Product) throughout the Territory. Takeda will cooperate with Ovid to provide a transfer of such material Information and documents. At Ovid’s request, Takeda shall assign to Ovid all agreements to which Takeda, or its Affiliate, and a Third Party are parties, and that govern the Development, Commercialization and Manufacturing activities conducted in connection with a Product prior to such termination, or if such assignment is not permitted under the relevant agreement, (A) grant to Ovid other rights to provide to Ovid the benefit of such non-assignable agreement, at Ovid’s expense, to the extent permitted under the terms of such non-assignable agreement; or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable Ovid to receive, at Ovid’s expense, the benefit of the terms of such non-assignable agreement. In addition to the actions contemplated in this Section 12.7(b)(v), Takeda shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights to such Product(s) hereunder to Ovid;

(vi)    Takeda shall have the right to sell or otherwise dispose of any inventory of any Product on hand at the time of such termination or in the process of Manufacturing in the Takeda Territory; provided that Takeda shall, at Ovid’s election, either destroy or return to Ovid any Product that has not been sold or used within [*] following such termination;

(vii)    Takeda shall transfer to Ovid any and all Regulatory Materials directly and solely related to a Product, including any Product INDs and Product NDAs and, upon Ovid’s request, shall make available to Ovid any other relevant information reasonably related to such Regulatory Materials; and

(viii)    Any license or sublicense granted by Takeda to a Third Party shall continue and be transferred to Ovid; and

(ix)    Ovid shall have no further obligation to use Commercially Reasonable Efforts with respect to its obligations hereunder.

12.8    Remedies. Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Article 13, to seek, without restriction as to the number of times it may seek, damages, costs and remedies that may be available to it under Applicable Laws or in equity and shall be entitled to offset the amount of any damages and costs obtained against the other Party in a final determination under Section 13.3, against any amounts otherwise due to such other Party under this Agreement.

12.9    Survival. The following provisions shall survive any expiration or termination of this Agreement for the period of time specified therein (or, if no such period is specified, indefinitely): Articles 1, 13 (excluding 13.2(b)) and 14, and Sections 3.1(b), 3.2 (second sentence only), 3.3(b), 3.4 (second sentence only), 3.7, 4.8, 6.4(a) (first, third and fifth sentences only), 8.11, 9.1, 10.5, 11.1 through 11.4 (inclusive), 11.6, 11.8, 12.7, 12.8, 15.2 through 15.5 (inclusive), and 15.7 through 15.16 (inclusive), and this Section 12.9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 13 – DISPUTE RESOLUTION

13.1    Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 13 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute,” and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties.

13.2    Resolution by Executive Officers.

(a)    Except as otherwise provided in this Section 13.2, in the event of any Dispute, including any Dispute arising with the CGB, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [*] after receipt of writing notice of such Dispute by a Party, either Party may, by written notice to the other Party, refer the Dispute to the Executive Officer (or his/her delegate) of the other Party for attempted resolution by good faith negotiation.

(b)    If no resolution can be reached within [*] after such notice is received, and the dispute relates to a business disagreement and not the Parties’ exercise or performance of their rights and obligations hereunder, then the Parties shall resolve the disagreement as described in this Section 13.2(b). Each Party shall prepare a concise written proposal for resolution of the disagreement and the reasons such proposed resolution should be adopted, and shall then submit such document to a mutually agreed-upon independent, disinterested and impartial Third Party who is knowledgeable in the field relevant to such disagreement and who is not a lawyer, and to each other. Such Third Party shall, based solely on such documents, determine which one, in its entirety, should be adopted, and shall notify the Parties thereof within [*] of such proposals being submitted to him or her. Such Third Party’s determination shall be the final and binding determination of such disagreement. Unless otherwise agreed to by the Parties in writing, the fees and expenses of such Third Party shall be shared equally by the Parties. Each Party may, in its sole discretion, seek resolution of any and all other Disputes that are not resolved under this Section 13.2 in accordance with Section 13.3. For clarity, notwithstanding any failure of the respective Executive Officers of each Party to reach an agreement, and until such disagreement is finally resolved by the Parties, the provisions of this Agreement shall continue to be in full force and effect and the Parties shall be obligated to perform their respective obligations and be entitled to their respective rights under the Agreement.

13.3    Litigation. Any unresolved Dispute which was subject to Section 13.2, shall be brought exclusively in a court of competent jurisdiction, federal or state, located in Cook County, Illinois, and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.4    Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

13.5    Payment Tolling. During the pendency of any dispute resolution proceeding between the Parties under this Article 13, the obligation to make any disputed portion of a payment under this Agreement from one Party to the other Party shall be tolled until the final outcome of such Dispute has been established.

13.6    WAIVER OF RIGHT TO JURY TRIAL. IN CONNECTION WITH THE PARTIES’ RIGHTS UNDER SECTION 13.3, EACH PARTY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

ARTICLE 14 – INDEMNIFICATION

14.1    Indemnification by Ovid. Ovid hereby agrees to defend, indemnify and hold harmless Takeda and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, a “Takeda Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, the “Losses”), to which any Takeda Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Claim alleges Losses arising directly or indirectly out of: (i) the use, handling, storage, sale or other disposition of the Compound or a Product by Ovid, its Affiliates or its sublicensees (including Product Liability Claims); (ii) the practice by Ovid or its Affiliates or its sublicensees of any license granted to it under Article 3 to Develop or Commercialize the Compound or Product pursuant to the terms of this Agreement; (iii) the breach by Ovid of any warranty, representation, covenant or agreement made by Ovid in this Agreement or any Ancillary Agreement; (iv) the negligence, gross negligence or willful misconduct (including to the extent such negligence, gross negligence or willful misconduct gives rise to Product Liabilities Claims under any legal theory) of Ovid, its Affiliate or its sublicensee, or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (i) through (iv) above, to the extent such Losses arise directly or indirectly from any of the acts or omissions described in clauses (i) through (iv) in Section 14.2.

14.2    Indemnification by Takeda. Takeda hereby agrees to defend, indemnify and hold harmless Ovid and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, an “Ovid Indemnitee”) from and against any and all Losses to which any Ovid Indemnitee may become subject as a result of any Claim to the extent such Claim alleges Losses arising directly or indirectly out of: (i) the manufacture, use, handling,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

storage, sale or other disposition of the Compound or a Product by Takeda or its Affiliates or its licensees (other than Ovid or its Affiliates or sublicensees) (including Product Liability Claims); (ii) the practice by Takeda or its Affiliates or its licensees of any license or sublicense right under Article 3 to Develop or Commercialize the Compound or Product pursuant to the terms of this Agreement; (iii) the breach by Takeda of any warranty, representation, covenant or agreement made by Takeda in this Agreement or any Ancillary Agreement; (iv) the negligence, gross negligence or willful misconduct (including to the extent such negligence, gross negligence or willful misconduct gives rise to Product Liability Claims under any legal theory) of Takeda, its Affiliate or its licensee (other than Ovid or its Affiliate), or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (i) through (iv) above, to the extent such Losses arise directly or indirectly from any of the acts or omissions described in clauses (i) through (iv) in Section 14.1.

14.3    Indemnification Procedures.

(a)    Notice. Promptly after a Takeda Indemnitee or a Ovid Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Sections 14.1 or 14.2, as applicable (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

(b)    Defense. Upon receipt of notice under Section 14.3 from the Indemnitee, the Indemnifying Party will have the duty to either compromise or defend such Claim, at its own expense and by counsel reasonably satisfactory to Indemnitee. The Indemnifying Party will promptly (and in any event not more than [*] after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 14 and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable costs of investigation and cooperation. However, the Indemnitee will have the right to employ separate counsel and to participate in the defense of a Claim at its own expense.

(c)    Cooperation. The Indemnitee will cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party will keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

(d)    Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent will not be unreasonably withheld, conditioned or delayed), unless: (i) there is no finding or admission of any violation of law or any violation of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the rights of any Person and no effect on any other claims that may be made against the Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Indemnifying Party will be obligated to indemnify the Indemnitee for such settlement as provided in this Article 14.

14.4    Insurance. Each Party shall, at its own expense, procure and maintain during the Term and for a period of [*] thereafter, insurance policy/policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated (including reasonable self-insurance retentions). Such insurance shall not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 14. Ovid shall provide Takeda with written evidence of such insurance or self-insurance upon request. Ovid shall provide Takeda with prompt written notice of cancellation, non-renewal or material change in such insurance or self-insurance that could materially adversely affect the rights of Takeda hereunder, and shall provide such notice within [*] after any such cancellation, non-renewal or material change.

14.5    LIMITATION OF LIABILITY. EXCEPT FOR A PARTY’S OBLIGATIONS SET FORTH IN THIS ARTICLE 14, AND ANY BREACH OF ARTICLE 11 (CONFIDENTIALITY), OR SECTION 15.1(B) (NON-COMPETITION), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS (EXCEPT TO THE EXTENT OPERATING PROFITS ARE DUE AND OWING SUCH PARTY HEREUNDER), LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15 – MISCELLANEOUS

15.1    Exports and Restrictions on Competition.

(a)    Exports. Except as provided in this Agreement, Ovid shall not, and shall cause its Affiliates and sublicensees not to, whether directly or indirectly through a Third Party, export, distribute or sell a Product outside the Ovid Territory. Except as provided in this Agreement, Takeda shall not, and shall cause its Affiliates and sublicensees not to, whether directly or indirectly through a Third Party, export, distribute or sell a Product outside the Takeda Domain.

(b)    Non-Competition. During the Term, each Party shall not, and shall cause its Affiliates not to, whether directly or indirectly through a Third Party (including any sublicensee), commercialize a Competing Product in the Field in the Territory. Neither Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall be in breach of this Section 15.1(b) by acquiring, merging or consolidating with a Third Party that commercializes a Competing Product in the Field; provided that if a Party acquires a Competing Product then being commercialized in the Field or such Third Party, such Party shall, unless the Parties agree to the contrary, within [*] of such acquisition, either divest such Competing Product then being commercialized in the Field to a Third Party or discontinue the commercialization of such Competing Product in the Field.

15.2    Notice. Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by a recognized overnight delivery service, costs prepaid, or by facsimile (with transmission confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 15.2:

If to Takeda:

Takeda Pharmaceutical Company Limited

1-1, Doshomachi 4-chome,

Chuo-ku, Osaka 540-8645

Attention: General Counsel, Legal Department

Facsimile: (+81) 6-6204-2055

Copy to:

Takeda Pharmaceuticals U.S.A., Inc.

One Takeda Parkway

Deerfield, IL 60015

Attention: General Counsel, Legal Department

Facsimile: 224-554-7831

If to Ovid:

Ovid Therapeutics

1460 Broadway, Suite 15021

New York, NY 10036

Attention: Chief Business and Financial Officer

Copy to:

Ovid Therapeutics

1460 Broadway, Suite 15021

New York, NY 10036

Attention: General and/or Patent Counsel

15.3    Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.4    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [*], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.

15.5    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Notwithstanding the foregoing, either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with any transfer of this Agreement or any rights hereunder to any Affiliate of such Party or in connection with the transfer or sale, through whatever means, of all or substantially all of its assets or the business of such Party to which this Agreement relates (whether by assignment, conveyance, reorganization, merger, assumption, purchase and sale, by contract or by operation of law or at equity). Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null, void and of no legal effect.

15.6    Effect of Triggering Acquisition.

(a)    In the event of an Acquisition of either Party, intellectual property rights of the acquiring party (together with any entities that were affiliates of such Third Party immediately prior to such Acquisition, a “Third Party Acquirer”) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement.

(b)    In the event of an Acquisition of Ovid by a Covered Acquirer that occurs prior to the final dosing of a human patient in the first Phase III Trial for the Product in the Territory (a “Triggering Acquisition”), Ovid shall provide notice to Takeda of such Triggering Acquisition within [*] after the date upon which the Acquisition closes or otherwise becomes effective. Public disclosure of such Acquisition shall be deemed to be sufficient notice to Takeda under this Section 15.6(b).

(c)    On or before the date that is [*] after the date Takeda receives or is deemed to have received notice of such Triggering Acquisition, Takeda shall have a [*], upon written notice to Ovid, to elect to Take the Lead on any or all current and future activities hereunder in the Territory [*], with all cost sharing and profit/loss sharing rights and obligations (as well as any royalty payments, to the extent applicable) remaining in full force and effect;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided that upon such election by Takeda, [*]. For clarity, Ovid (or its successor) would continue to be obligated to share all Development Expenses, Commercialization Expenses and Operating Losses, and would have the right to share in all Operating Profits, otherwise expressly provided hereunder, even though the Takeda would have the right to exercise any and all other rights hereunder to Develop and Commercialize Products in the Field in the Territory.

15.7    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.8    English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement, shall be in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.9    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Laws or otherwise available except as expressly set forth herein.

15.10    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

15.11    Relationship of the Parties. It is expressly agreed that Takeda, on the one hand, and Ovid, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Takeda nor Ovid shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of that Party and not of the other Party and all costs and obligations incurred by reason of such employment shall be for the account and expense of such Party.

15.12    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

same instrument. This Agreement may be executed by facsimile,.pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

15.13    Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Whenever this Agreement refers to a number of days, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provision.

15.14    Governing Laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

15.15    Entire Agreement. This Agreement, the Ancillary Agreements, including all Exhibits hereto and thereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and the Exhibits to this Agreement or any Ancillary Agreement, unless otherwise expressly stated to the contrary in such Exhibit or Ancillary Agreement, with express reference to the terms of this Agreement to be superseded, the terms contained in this Agreement shall control.

15.16    Headings. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SIGNATURE PAGE FOLLOWS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, in each case as of the date first written above.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Misako Hamamura
	Name:	Misako Hamamura
	Title:	Vice President, Business Development and Strategy, Japan Business Unit

OVID THERAPEUTICS INC.

By:	/s/ Jeremy Levin
	Name:	Jeremy Levin
	Title:	Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 8.3

This example is for informational purposes only. In the event of any inconsistency between this example and the terms of the Agreement, the terms of the Agreement shall govern and control.

[*]

[*] = Three pages of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

CHEMICAL COMPOUND

[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

KNOWLEDGE

•	[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

TAKEDA PATENTS

[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

PRODUCT INDS

[*]

[*] = One page of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E

DEVELOPMENT PLAN

[*]

[*] = Six pages of certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT F

STOCK PURCHASE AGREEMENT

Please see Exhibit 10.19 filed with the Company’s Registration Statement on Form S-1 (File No. 377-01486), as filed with the Securities and Exchange Commission on March 20, 2017.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT G

PRESS RELEASE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Takeda and Ovid Therapeutics Announce Innovative Clinical Development and Commercialization Collaboration for TAK-935 in Rare Pediatric Epilepsies

Collaboration Between Big Pharma and Small Biotech Underscores Potential for New Approaches to Partnering

Ovid and Takeda Will Share Equally in Building on the Discovery from the Laboratories of Takeda, Bringing Together Capabilities of Both Companies in Development, Regulatory and Commercialization Activities

Osaka, Japan & New York, NY. — January X, 2017 – Takeda Pharmaceutical Company Limited (TSE: 4502) and Ovid Therapeutics Inc., a privately-held biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced the formation of a global collaboration focused on the clinical development and commercialization of Takeda’s investigational new drug TAK-935, a novel, potent and highly selective CH24H inhibitor, in rare pediatric epilepsies. TAK-935 has successfully completed Phase 1 clinical development under Takeda’s leadership and will be moving into Phase 1b/2a clinical studies in rare epileptic encephalopathies where patients continue to suffer from significant unmet medical needs.

Innovative Structure and Terms of Collaboration

Under the terms of the agreement, Takeda received equity in Ovid and may be eligible to receive certain milestone payments based on the advancement of TAK-935. The companies will share in the development and commercialization costs on a 50/50 basis and, if successful, the companies will share in the profits on a 50/50 basis. Takeda will lead commercialization in Japan, and has the option to lead in Asia and other selected geographies. Ovid will lead clinical development activities and commercialization of TAK-935 in the United States, Europe, Canada and Israel.

All activities of the collaboration regarding TAK-935 will be guided by the Takeda/Ovid “One Team” concept, an integrated and interdisciplinary team from both companies devoted to the successful advancement of TAK-935 across rare epilepsy syndromes. If mutually agreed, additional orphan central nervous system indications may also be pursued. Additional financial details were not disclosed.

“Ovid’s agility, exclusive focus on developing therapies for rare neurological diseases and specialized capabilities in central nervous system drug development are highly differentiated and well suited to this important program,” said Emiliangelo Ratti, head of the central nervous system therapeutic area for Takeda Pharmaceuticals. “Takeda is driven by the urgent need to provide novel medicines for people with psychiatric, neurological and rare central nervous system disorders for whom there are no treatments available. This agreement is a prime example of our commitment to partnering select development programs with prominent companies that will enable us to remain at the leading edge of innovation.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Clinical Development Strategy

The companies expect to initiate a Phase 1b/2a study in 2017 in patients with rare epileptic encephalopathies including Dravet syndrome, Lennox-Gastaut syndrome and Tuberous Sclerosis Complex. These rare epilepsies often present in infancy and cause significant morbidities on patients and their families throughout their lives. Despite the availability of medicines for epilepsy, there are few treatment options for these specific disorders, creating a significant medical need for the development of novel therapies.

“Working together with Takeda we believe we can build on the strengths and interests of both companies. This is a creative alliance between a biotechnology and pharmaceutical company where not only do we both share the passion and commitment to develop meaningful medicines that may improve the lives of patients worldwide but also we are able to unlock value in both companies’ pipelines and talent,” said Jeremy Levin, DPhil, MB BChir, chairman and chief executive officer of Ovid Therapeutics. “This alliance advances our strategy to become a leader in the rare neurological disorders field. Building on our work with OV101 in Angelman and Fragile X syndromes, the collaboration in rare epilepsies extends our ability to help patient communities who face neurological conditions with limited to no therapeutic options.”

About TAK-935

TAK-935, which is being studied in rare pediatric epilepsies, is a potent, highly-selective, first- in-class inhibitor of the enzyme cholesterol 24-hydroxylase (CH24H). CH24H is predominantly expressed in the brain, where it plays a central role in cholesterol homeostasis. CH24H converts cholesterol to 24-S-hydroxycholesterol (24HC) which then exits the brain into the blood plasma circulation.i Glutamate is one of the main neurotransmitters in the brain and has been shown to play a role in the initiation and spread of seizure activity.ii Recent literature indicates CH24H is involved in over-activation of the glutamatergic pathway through modulation of the NMDA channel,iii implying its potential role in CNS diseases such as epilepsy. To our knowledge, TAK- 935 is the only molecule with this mechanism of action in clinical development.

TAK-935 has been tested in preclinical models to provide data to support the advancement of the drug into human clinical studies in patients suffering from rare epilepsy syndromes. A novel proprietary PET ligand, developed by Takeda and Molecular Neuroimaging, LLC (MNI), has been used to determine target occupancy of TAK-935 in the brain.iv In addition, TAK-935’s effect in the brain has been measured from the change in the plasma concentration of 24HC.

TAK-935 has completed four Phase 1 clinical studiesv,vi,vii,viii which have assessed tolerability and target engagement at doses which are believed to be therapeutically relevant.

About Takeda Pharmaceutical Company

Takeda Pharmaceutical Company Limited is a global, research and development-driven pharmaceutical company committed to bringing better health and a brighter future to patients by translating science into life-changing medicines. Takeda focuses its R&D efforts on oncology, gastroenterology and central nervous system therapeutic areas plus vaccines. Takeda conducts R&D both internally and with partners to stay at the leading edge of innovation. New innovative products, especially in oncology and gastroenterology, as well as Takeda’s presence in Emerging Markets, are currently fueling the growth of Takeda. More than 30,000 Takeda employees are committed to improving quality of life for patients, working with Takeda’s partners in health care in more than 70 countries. For more information, visit http://www.takeda.com/news.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a privately-held, New York-based, biopharmaceutical company using its BoldMedicineTM approach to develop therapies that transform the lives of patients with rare neurological diseases. Ovid’s lead product candidate, OV101, is currently in development for the treatment of symptoms of Angelman syndrome and Fragile X syndrome.

For more information, visit http://www.ovidrx.com/.

Takeda’s Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include all statements other than statements of historical fact, including plans, strategies and expectations for the future, statements regarding the expected timing of filings and approvals relating to the transaction, the expected timing of the completion of the transaction, the ability to complete the transaction or to satisfy the various closing conditions, future revenues and profitability from or growth or any assumptions underlying any of the foregoing. Statements made in the future tense, and words such as “anticipate,” “expect,” “project,” “continue,” “believe,” “plan,” “estimate,” “pro forma,” “intend,” “potential,” “target,” “forecast,” “guidance,” “outlook,” “seek,” “assume,” “will,” “may,” “should,” and similar expressions are intended to qualify as forward- looking statements. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Some of these risks and uncertainties include, but are not limited to: required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the conditions to closing of the transaction may not be satisfied; competitive pressures and developments; applicable laws and regulations; the success or failure of product development programs; actions of regulatory authorities and the timing thereof; changes in exchange rates; and claims or concerns regarding the safety or efficacy of marketed products or product candidates in development.

The forward-looking statements contained in this press release speak only as of the date of this press release, and neither Ovid nor Takeda undertake any obligation to revise or update any forward-looking statements to reflect new information, future events or circumstances after the date of the forward-looking statement. If one or more of these statements is updated or corrected, investors and others should not conclude that additional updates or corrections will be made.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Ovid’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements contained in this press release include, without limitation, statements regarding the potential use of TAK-935 to treat epilepsy and various central nervous system indications, the scope and timing of the clinical development of TAK-935 and Ovid’s potential payment of milestone payments. Words such as “may,” “believe,” “will,” “expect” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve a number of unknown risks, assumptions, uncertainties and factors that are beyond Ovid’s control. All forward-looking statements are based on Ovid’s expectations and assumptions as of the date of this press release. Actual results may differ materially from these forward-looking statements. Except as required by law, Ovid expressly disclaims any responsibility to update any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

###

Ovid Contacts:

Investors:

Burns McClellan

Steve Klass

Sklass@burnsmc.com

+1-212-213-0006

Media:

Pure Communications, Inc.

Katie Engleman

katie@purecommunicationsinc.com

+1-910-509-3977

Takeda Contacts:

Tsuyoshi Tada – Japan

tsuyoshi.tada@takeda.com

+81-3-3278-2417

Julia Ellwanger – USA

julia.ellwanger@takeda.com

+1-224-554-7681

[i]	Russell DW, Halford RW, Ramirez DMO, Shah R, Kotti T. Cholesterol 24-Hydroxylase: An Enzyme of Cholesterol Turnover in the Brain. Annu Rev Biochem. 2009; 78: 1017–1040.
ii	Mehta A, Prabhakar M, Kumar P, Deshmukh R, Sharma PL. Excitotoxicity: bridge to various triggers in neurodegenerative disorders. Eur J Pharmacol 2013;698(1-3):6-18.
iii	Paul SM, Doherty JJ, Robichaud AJ, Belfort GM, Chow BY, Hammond RS, et al. The major brain cholesterol metabolite 24(S)-hydroxycholesterol is a potent allosteric modulator of N-methyl-D-aspartate receptors. J Neurosci 2013;33(44):17290-300.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

iv	https://www.clinicaltrials.gov/ct2/show/NCT02497235?term=TAK-935&rank=1
[v]	https://www.clinicaltrials.gov/ct2/show/NCT02497235?term=TAK-935&rank=1
vi	https://www.clinicaltrials.gov/ct2/show/NCT02906813?term=TAK-935&rank=2
vii	https://www.clinicaltrials.gov/ct2/show/NCT02201056?term=TAK-935&rank=3
viii	https://www.clinicaltrials.gov/ct2/show/NCT02539134?term=TAK-935&rank=4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.